As filed with the Securities and Exchange Commission on March 26, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZUORA, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-5530976
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
101 Redwood Shores Parkway
Redwood City, California 94065
(888) 976-9056
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Andrew Cohen, Esq.
Chief Legal Officer and Corporate Secretary
Zuora, Inc.
101 Redwood Shores Parkway
Redwood City, California 94065
(888) 976-9056
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ran Ben-Tzur, Esq.
David K. Michaels, Esq.
Fenwick & West LLP
801 California Street
Mountain View, California 94041
(650) 998-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
ZUORA, INC.
$400,000,000
3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029
and up to 27,479,160 Shares of Class A Common Stock Issuable upon Conversion, Including Shares Issuable Upon a Make-Whole Fundamental Change
Warrants to Purchase up to 7,500,000 Shares of Class A Common Stock (and up to an Additional 5,762,500 Shares of Class A Common Stock Issuable Upon a Make-Whole Fundamental Change, For An Aggregate Total of 13,262,500 Shares of Class A Common Stock) and up to 13,262,500 Shares of Class A Common Stock Issuable Upon the Exercise of Such Warrants
On March 24, 2022 (Initial Closing Date), Zuora, Inc. (Zuora, we, us or the Company) sold $250 million aggregate principal amount of our 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 (Initial Notes) and issued warrants (Warrants) to acquire up to 7,500,000 shares of Zuora’s Class A Common Stock, par value $0.0001 (Class A Common Stock), subject to adjustment upon a Make-Whole Fundamental Change (as defined in the Warrants) as further described below that may result in the Warrants being exercisable for up to an additional 5,762,500 shares of Class A Common Stock for an aggregate total of 13,262,500 shares of Class A Common Stock. On September 22, 2023 (Subsequent Closing Date), we sold an additional $150 million aggregate principal amount of our 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 (Additional Notes, and with the Initial Notes, Notes).
At our election, we may pay future PIK Interest (as defined in the Indenture (as defined below)) payments on the Notes as described in the Indenture. The Notes and Warrants were issued pursuant to an Investment Agreement by and between Zuora and Silver Lake Alpine II, L.P. (together with its affiliates, Silver Lake or Silver Lake Group), dated as of March 2, 2022, as amended by that certain Amendment No. 1 to Investment Agreement, dated as of September 22, 2023, by and between Zuora and Silver Lake (Investment Agreement). We sold the Notes and issued the Warrants in a series of transactions exempt from the registration requirements of the Securities Act of 1933, as amended (Securities Act).
This prospectus may be used from time to time by certain recipients of the Notes and the Warrants (as further provided for in the section entitled “Selling Securityholders” in this prospectus, Selling Securityholders) to offer (a) up to $400 million in aggregate principal amount of the Notes issued to date (b) up to 27,479,160 shares of Class A Common Stock issuable upon conversion of such Notes, which includes up to an additional 7,479,160 shares of Class A Common Stock upon a Make-Whole Fundamental Change (as defined in the Indenture) and (c) warrants to purchase up to 13,262,500 shares of Class A Common Stock and any Class A Common Stock issuable upon the exercise of the Warrants, which includes 7,500,000 shares of Class A Common Stock currently issuable pursuant to the Warrants and up to an additional 5,762,500 shares of Class A Common Stock which may be exercisable under the Warrants upon a Make-Whole Fundamental Change, all in any manner described under the section entitled “Plan of Distribution” in this prospectus. The Selling Securityholders may sell the Notes, Warrants or any such shares of Class A Common Stock underlying the Notes or the Warrants in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. If the Selling Securityholders use underwriters, broker-dealers or agents, we will name them and describe their compensation in a supplement to this prospectus as may be required. We will receive no proceeds from any sale by the Selling Securityholders of the securities offered by this prospectus (Securities), but in some cases we have agreed to pay certain registration expenses. Please read this prospectus and any applicable prospectus supplement carefully before you invest.
The Notes and Warrants are not listed on any securities exchange. Our Class A Common Stock is listed on NYSE and trades under the symbol “ZUO.” On March 25, 2024 the closing sale price of our Class A Common Stock on NYSE was $8.85 per share.
Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission (SEC). See the sections entitled “Risk Factors” below on page 11, in our other filings with the SEC and in the applicable prospectus supplement, if any.
Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2024.

ABOUT THIS PROSPECTUS
Neither we nor the Selling Securityholders or the underwriters, if any, have authorized anyone to provide you with any information or to make any representation other than as may be contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the SEC. We do not, and the Selling Securityholders or the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. By using a “shelf” registration statement, the Selling Securityholders named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings or resales.
Information about the Selling Securityholders may change over time. Any changed information given to us by the Selling Securityholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the Selling Securityholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling Notes or Warrants or the shares of Class A Common Stock underlying the Notes or the Warrants. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus prepared by or on behalf of us to which we have referred you.
Unless we state otherwise or the context otherwise requires, references to “Zuora,” the “Company,” “us,” “we” or “our” in this prospectus mean Zuora, Inc. and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act), and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. We also maintain a website at www.zuora.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference (including any future filings) to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein, or in any subsequently filed document which also is incorporated by reference herein or therein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:
•our annual report on Form 10-K for the fiscal year ended January 31, 2024 (Annual Report);
•our current report on Form 8-K filed on February 1, 2024 (except for the information furnished pursuant to Item 2.02); and
•the description of our Class A Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on April 5, 2018 (including any amendment or report filed for the purpose of updating that description).
In addition to the items listed above, we also incorporate by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus through the completion of the offering. We will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of our current reports on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
You may request a copy of any documents incorporated by reference in this prospectus at no cost, by writing or telephoning us at the following address or telephone number:
Zuora, Inc.
101 Redwood Shores Parkway
Redwood City, California 94065
(888) 976-9056
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Prospectus Summary” and “Risk Factors,” contain forward-looking statements within the meaning of the federal securities laws. All statements contained in this prospectus, any prospectus supplement, any related free writing prospectus, and the documents incorporated by reference herein and therein, other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. Words such as “believes,” “may,” “will,” “determine,” “estimates,” “potential,” “possible,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” “may affect,” “seek,” and variations of such words and similar expressions are intended to identify forward-looking statements.
Forward-looking statements contained in this prospectus, any prospectus supplement, any related free writing prospectus, and the documents incorporated by reference herein and therein include, but are not limited to, statements about our expectations regarding:
•trends in revenue, cost of revenue, and gross margin;
•economic uncertainty and associated trends in macroeconomic conditions, as well as geopolitical conditions, including the effects of economic downturns, inflation, rising interest rates, bank failures, debt ceiling negotiations, potential government shutdowns, and wars;
•currency exchange rate fluctuations;
•trends and expectations in our operating and financial metrics, including customers with annual contract value (ACV) equal to or greater than $250,000, dollar-based retention rate, annual recurring revenue, and growth of and within our customer base;
•future acquisitions, the anticipated benefits of such acquisitions and our ability to integrate the operations and technology of any acquired company;
•industry trends, projected growth, or trend analysis, including the shift to recurring revenue business models;
•our investments in our platform and the cost of third-party hosting fees;
•the expansion and functionality of our technology offering, including expected benefits of such products and technology, and our ability to further penetrate our customer base;
•trends in operating expenses, including research and development expense, sales and marketing expense, and general and administrative expense, and expectations regarding these expenses as a percentage of revenue;
•our liquidity being sufficient to meet our working capital and capital expenditure needs for at least the next 12 months;
•the impact of actions that we are taking to improve operational efficiencies and operating costs, including the workforce reduction we approved in January 2024;
•disruptions to the U.S. and international banking systems; and
•other statements regarding our future operations, financial condition, prospects and business strategies, including our ability to sublease office space at our corporate headquarters in California.
Such forward-looking statements are based on our expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, including but not limited to, risks detailed in

“Risk Factors”. Readers are urged to carefully review and consider the various disclosures made in this prospectus and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and circumstances discussed in this prospectus, any accompanying prospectus supplement or related free writing prospectus and the documents incorporated by reference herein and therein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. In addition, the forward-looking statements in this prospectus, any accompanying prospectus supplement or related free writing prospectus and the documents incorporated by reference herein and therein are made as of the date of this filing, and we do not undertake, and expressly disclaim any duty, to update such statements for any reason after the date of this prospectus, any accompanying prospectus supplement or related free writing prospectus and the documents incorporated by reference herein and therein or to conform statements to actual results or revised expectations, except as required by law.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in the Notes or Warrants or the shares of Class A Common Stock underlying the Notes or the Warrants. You should read this entire prospectus carefully, including the “Risk Factors” beginning on page 11. of this prospectus and our consolidated financial statements and the related notes and other documents incorporated by reference, before you decide to invest in the Notes or Warrants or the shares of Class A Common Stock underlying the Notes or the Warrants.
Zuora, Inc.
Zuora provides a leading monetization suite for modern businesses, built to help companies launch and scale new services and operate dynamic, customer-centric business models. Our technology solutions enable companies across multiple industries and geographies to build, run, and grow a modern, subscription business, automating the quote-to-revenue process, including offers, billing, collections, and revenue recognition. With Zuora’s solutions, businesses can change and evolve how they go to market through a mix of monetization models, efficiently comply with revenue recognition standards, analyze customer data to optimize their offerings and build recurring relationships with their customers.
Many of today’s enterprise software systems manage their quote-to-revenue process using software built for one-time transactions. These systems were not designed for the dynamic, ongoing nature of recurring revenue, consumption-based, or hybrid pricing models, and can be extremely difficult to configure. In traditional product-based businesses, quote-to-revenue is a linear process — a customer orders a product, is billed for that product, payment is collected, and the revenue is recognized. These legacy product-based systems were not specifically designed to handle the complexities of managing ongoing customer relationships and recurring revenue models commonly found in subscription businesses, including billing proration, revenue recognition and reporting, and calculating the lifetime value of the customer. Using legacy or homegrown software to build a recurring revenue business often results in inefficient processes with prolonged and complex manual downstream work, hard-coded customizations, and a proliferation of stock-keeping units (SKUs).
However, enterprise business models are inherently dynamic, with multiple interactions, flexible pricing, global complexities, and continuously evolving relationships and events. The capabilities to launch, price, and bill for products, facilitate and record cash receipts, process and recognize revenue, and analyze data to drive key decisions are mission critical and particularly complex for companies that operate at a global scale. As a result, as companies launch, grow, and scale their businesses, they often conclude that legacy systems are inadequate. This is where Zuora comes in.
Our vision is “The World Subscribed” — the idea that one day every company will be a part of the Subscription Economy. Our focus has been on providing the technology our customers need to thrive as customer-centric, recurring revenue businesses.
Our solutions include Zuora Billing, Zuora Revenue, Zuora Payments, Zephr, Zuora Platform, and other software that support and expand upon these core offerings (together, "our solutions"). Our software helps companies analyze data — including information such as which customers are delivering the most recurring revenue, or which segments are showing the highest churn — enabling customers to make informed decisions about their monetization strategy and quickly implement changes such as launching new services, updating pricing (usage, time, or outcome based), delivering new offerings, or making other changes to their customers’ experience. We also have a large ecosystem of global partners that can assist our customers with additional monetization strategies and services throughout the subscription journey.
Companies in a variety of industries — technology, manufacturing, media and entertainment, telecommunications, and many others — are using our solutions to scale and adapt to a world that is increasingly choosing subscription-based offerings. Our customers include 19% of the Fortune 100 companies as of January 31, 2024.
Silver Lake Transaction
On March 2, 2022, we entered into the Investment Agreement with Silver Lake Alpine II, L.P., an affiliate of Silver Lake, relating to the issuance of the Notes and the Warrants. On March 24, 2022, we completed the sale of the Initial Notes pursuant to the terms of an Investment Agreement. In connection with the closing, we entered into an indenture, dated March 24, 2022, with U.S. Bank Trust Company, National Association, acting as trustee (Trustee), pursuant to which the Notes were issued (Indenture). On September 22, 2023, we completed the sale of the Additional Notes pursuant to the terms of the Investment Agreement. At our election, we may pay future PIK Interest on the Notes as described in the Indenture. The Notes are convertible for up to 27,479,160 shares of Class A Common Stock, which includes up to an additional 7,479,160 shares of Class A Common Stock upon a Make-Whole Fundamental Change (as defined in the Indenture).
In addition, as a condition of the Investment Agreement, we issued to Silver Lake warrants to acquire up to 7,500,000 shares of Class A Common Stock (subject to adjustment upon a Make-Whole Fundamental Change (as defined in the Warrants)), exercisable for a period of seven years, and of which (i) warrants to purchase 2,500,000 shares of Class A Common Stock shall be exercisable at $20.00 per share, plus up to an additional 1,652,500 shares of Class A Common Stock which may be exercisable under the Warrants upon a Make-Whole Fundamental Change (as defined in the Warrants), (ii) warrants to purchase 2,500,000 shares of Class A Common Stock shall be exercisable at $22.00 per share, plus up to an additional 1,917,500 shares of Class A Common Stock which may be exercisable under the Warrants upon a Make-Whole Fundamental Change (as defined in the Warrants) and (iii) warrants to purchase 2,500,000 shares of Class A Common Stock shall be exercisable at $24.00 per share, plus up to an additional 2,192,500 shares of Class A Common Stock which may be exercisable under the Warrants upon a Make-Whole Fundamental Change (as defined in the Warrants). The Notes and Warrants were sold in a private placement to Silver Lake pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.
Pursuant to the terms of the Investment Agreement, Silver Lake became entitled to nominate one individual to our board of directors (Board) and to designate one non-voting Board observer as long as Silver Lake or its affiliates beneficially own shares of our Class A Common Stock (assuming conversion of the Notes and exercise of the Warrants held by Silver Lake) representing at least 4% of the outstanding shares of our Class A Common Stock and Class B Common Stock, $0.0001 par value per share (Class B Common Stock) (assuming conversion of the Notes and exercise of the Warrants).
In accordance with the terms of the Investment Agreement, Silver Lake nominated, and the Board elected, Joseph Osnoss to the Board.

Notes
Issuer	Zuora, Inc., a Delaware corporation.

The Notes	$400 million principal amount of our 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029. At our election, we may pay future PIK Interest payments on the Notes as described in the Indenture.

Maturity Date	March 31, 2029, unless earlier converted or repurchased.

Interest and Interest Payment Dates
3.95% per annum, payable quarterly in cash, provided that we may elect to pay interest in kind at 5.50% per annum, accruing from, and including, March 24, 2022 and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year beginning on June 30, 2022. We may be required to pay special interest, in an event of default as described under “Description of Notes—Events of Default.”

Regular Record Dates	March 15, June 15, September 15 and December 15 of each year, immediately preceding the applicable interest payment date.

Conversion Rights
The holders of the Notes (together with the holders of the Warrants, Holders) may convert all or a portion of their Notes at any time (beginning on September 24, 2023 pursuant to the terms of the Investment Agreement) prior to the close of business on the scheduled trading day immediately preceding the maturity date based on the applicable conversion rate. The initial conversion rate for the Notes is 50.0000 shares of Class A Common Stock per $1,000 principal amount of Notes.
Upon conversion, we will deliver for each $1,000 principal amount of Notes converted a number of shares of our Class A Common Stock equal to the conversion rate (together with a cash payment in lieu of delivering any fractional share). See “Description of Notes—Conversion Rights.” Holders who convert their Notes in connection with a Make-Whole Fundamental Change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. See “Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.”

No Redemption	We may not redeem the Notes prior to the maturity date and no “sinking fund” is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically.

Fundamental Change	If we undergo a Fundamental Change, as defined in the Indenture, subject to certain conditions, a Holder will have the right, at its option, to require us to repurchase all or part of the principal amount of the Notes at a purchase price equal to 100% of the principal amount of the Notes to be repurchased plus the sum of the amounts of all remaining scheduled interest payments (at the rate applicable to PIK Interest (as defined in the Indenture)) through and including the maturity date. See “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.”

Repurchase upon Notice	On and after March 24, 2027, each Holder shall have the right, at such Holder’s option and on one or more occasions, to require us to repurchase all of such Holder’s Notes, on a date selected by such Holder, at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Notes (or portion thereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable Investor Repurchase Date (as defined in the Indenture). See “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon Notice.”

Limitation on the Incurrence of Indebtedness	So long as at least $80 million aggregate principal amount of Notes are outstanding, the Indenture governing the Notes limits our ability (a) to incur additional indebtedness unless the Consolidated Total Debt Ratio (as defined under “Description of Notes—Limitation on the Incurrence of Indebtedness”) for us and our subsidiaries on the date on which such indebtedness is incurred would have been equal to or less than 2.00 to 1.00, determined on pro forma basis giving effect to such increase and the applicable of the proceeds thereof or (b) incur any secured indebtedness, except indebtedness pursuant to certain permitted credit facilities solely to the extent we can incur $1.00 of additional indebtedness pursuant to clause (a) above on a pro forma basis. See “Description of Notes—Limitation on the Incurrence of Indebtedness.”

Ranking	The Notes are our senior unsecured obligations and rank senior in right of payment to any indebtedness that is contractually subordinated to the Notes; equal in right of payment to all senior indebtedness of the Company; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.
As of January 31, 2024, our total consolidated indebtedness was $400.0 million. As of January 31, 2024, we and our subsidiaries had $27.1 million in indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on the balance sheet of such subsidiaries in accordance with GAAP) to which the Notes would have been structurally subordinated.

Use of Proceeds	The Selling Securityholders will receive all of the proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the Notes and the shares of Class A Common Stock issuable upon conversion of the Notes. We will not receive any proceeds from these sales.

Registration Rights	We prepared this prospectus in connection with our obligations under the Investment Agreement, which provides the Selling Securityholders with certain registration rights with respect to the resale of the Notes and the shares of Class A Common Stock issuable upon conversion of the Notes, if any. Pursuant to the Investment Agreement, we have agreed to use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of such time as all registrable securities have (a) been sold in accordance with the plan of distribution disclosed in this prospectus or (b) otherwise ceased to meet the definition of “Registrable Security” (as defined in the Investment Agreement).

Listing	The Notes are not listed on any securities exchange. Our Class A Common Stock is listed on NYSE under the symbol “ZUO.”

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Notes or the Class A Common Stock.

U.S. Federal Income Tax Consequences	The Notes will be treated as being issued with original issue discount (OID) for U.S. federal income tax purposes because the price at which the Notes were first sold to Holders was less than the stated principal amount of the Notes by more than a de minimis amount. A Holder of a Note will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest being paid on the Note), regardless of such Holder’s regular method of accounting. Prospective purchasers of the Notes should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the Notes, including any possible differing treatments of the Notes. See “Certain Material U.S. Federal Income Tax Considerations—Notes” for more information.

Applicable Stock Exchange Restrictions	In the event that the Notes become convertible into shares of Class A Common Stock in excess of the share issuance limitations of the listing rules of NYSE we shall, at our option, either (i) obtain stockholder approval of such issuances, in accordance with the stockholder approval rules contained in such listing standards, or (ii) pay cash in lieu of delivering any shares of Class A Common Stock.

The Warrants
Issuer	Zuora, Inc., a Delaware corporation.

The Warrants	Warrants to purchase up to 7,500,000 shares of Class A Common Stock.

Exercise Terms	The Warrants are exercisable for shares of Class A Common Stock until March 24, 2029. The Warrants consist of (i) warrants to purchase 2,500,000 shares of Class A Common Stock which shall be exercisable at $20.00 per share, plus up to an additional 1,652,500 shares of Class A Common Stock which may be exercisable under the Warrants upon a Make-Whole Fundamental Change (as defined in the Warrants), (ii) warrants to purchase 2,500,000 shares of Class A Common Stock which shall be exercisable at $22.00 per share, plus up to an additional 1,917,500 shares of Class A Common Stock which may be exercisable under the Warrants upon a Make-Whole Fundamental Change (as defined in the Warrants) and (iii) warrants to purchase 2,500,000 shares of Class A Common Stock which shall be exercisable at $24.00 per share, plus up to an additional 2,192,500 shares of Class A Common Stock which may be exercisable under the Warrants upon a Make-Whole Fundamental Change (as defined in the Warrants).

Fundamental Change	If a Make-Whole Fundamental Change (as defined in the Warrants) occurs then the number of shares issuable upon exercise of the Warrants shall be increased, and the exercise price for the Warrants shall be decreased, in accordance with the Warrants.

Use of Proceeds	The Selling Securityholders will receive all of the proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the Warrants and the shares of Class A Common Stock issuable upon exercise of the Warrants. We will not receive any proceeds from these sales.

Registration Rights	We prepared this prospectus in connection with our obligations under the Investment Agreement, which provides the Selling Securityholders with certain registration rights with respect to the resale of the Warrants and the shares of Class A Common Stock issuable upon exercise of the Warrants, if any. Pursuant to the Investment Agreement, we have agreed to use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of such time as all registrable securities have (a) been sold in accordance with the plan of distribution disclosed in this prospectus or (b) otherwise cease to be outstanding.

Listing	The Warrants are not listed on any securities exchange. Our Class A Common Stock is listed on NYSE under the symbol “ZUO.”

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Warrants or the Class A Common Stock.

U.S. Federal Income Tax Consequences	See “Certain Material U.S. Federal Income Tax Considerations—Warrants” for more information.

RISK FACTORS
Investing in the Notes, the Warrants or our Class A Common Stock underlying the Notes and the Warrants (collectively, Securities) involves risks. You should carefully consider the risk factors described below as well as those described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q, all of which is incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our Securities. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.
Risks Related to the Notes, the Warrants and our Class A Common Stock
We may issue additional shares of Class A Common Stock (including upon conversion of the Notes or exercise of the Warrants) or instruments convertible or exercisable into shares of Class A Common Stock, which may materially and adversely affect the market price of our shares of Class A Common Stock and the trading price of the Notes and the Warrants.
We may conduct future offerings of our shares of Class A Common Stock, or securities convertible into our shares of Class A Common Stock to fund acquisitions, finance operations or for other purposes. In addition, we may also issue shares of our Class A Common Stock under our equity awards plans, upon conversion of the Notes and upon exercise of the Warrants. Neither the Notes, nor the Warrants, contain restrictive covenants that would prevent us from offering our shares of Class A Common Stock or other securities convertible into our shares of Class A Common Stock in the future. The market price of our shares of Class A Common Stock or the trading price of the Notes or the Warrants could decrease significantly if we conduct such future offerings, if any of our existing stockholders sells a substantial amount of our shares of Class A Common Stock or if the market perceives that such offerings or sales may occur. Moreover, any additional issuance of our shares of Class A Common Stock will dilute the ownership interest of our existing stockholders, and may adversely affect the ability of Holders of the Notes, the Warrants, or the Class A Common Stock issuable upon conversion or exercise thereof to participate in any appreciation of our shares of Class A Common Stock.
The Notes are effectively subordinated to any secured indebtedness we may incur and are structurally subordinated to all of the obligations of our subsidiaries, including trade payables, which may limit our ability to satisfy our obligations under the Notes.
The Notes are our senior unsecured obligations and rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior in right of payment to the Notes will be available to pay obligations on the Notes only after the secured debt has been repaid in full from these assets. Except for the limitation described under “Description of Notes—Limitation on the Incurrence of Indebtedness” with respect to the incurrence of additional indebtedness, the Indenture governing the Notes will not prohibit us or our subsidiaries from incurring additional debt, nor will it prohibit any of our subsidiaries from incurring additional liabilities.

As of January 31, 2024, our total consolidated indebtedness was $400.0 million. As of January 31, 2024, we and our subsidiaries had $27.1 million in indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on the balance sheet of such subsidiaries in accordance with GAAP) to which the Notes would have been structurally subordinated.
Servicing our debt will require a significant amount of cash, which could adversely affect our business, financial condition and results of operations.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Notes, which represent an aggregate principal amount of $400 million, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to satisfy our obligations under the Notes and any future indebtedness we may incur and to make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the Notes or future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the Notes or future indebtedness.
Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Notes.
Investors in, and potential purchasers of, the Notes or who employ, or seek to employ, a convertible arbitrage strategy with respect to the Notes may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our Class A Common Stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Notes to effect short sales of our Class A Common Stock, borrow our Class A Common Stock or enter into swaps on our Class A Common Stock could adversely affect the trading price and the liquidity of the Notes.
The Indenture governing the Notes contains restrictions that will limit our and our subsidiaries’ ability to incur additional indebtedness.
At any time that there is at least $80 million of Notes outstanding, the Indenture governing the Notes contains a covenant that, subject to certain exceptions, restricts our and our subsidiaries’ ability to incur additional indebtedness depending upon our and our subsidiaries’ Consolidated Total Debt Ratio (as defined in the Indenture). This covenant limits our operational flexibility and could prevent us from taking advantage of business opportunities as they arise, growing our business or competing effectively. See “Description of Notes—Limitation on the Incurrence of Indebtedness.”
Despite our current debt levels, subject to certain conditions and limitations, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.
Despite our current consolidated debt levels, subject to certain conditions and limitations in the Indenture governing the Notes, we and our subsidiaries may be able to incur substantial additional debt in the future, some of which may be secured debt. Except for the limitation described under “Description of Notes—Limitation on the Incurrence of Indebtedness” with respect to the incurrence of additional indebtedness, we and our subsidiaries are not restricted under the terms of the Indenture governing the Notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the Indenture governing the Notes that could have the effect of diminishing our ability to make payments on the Notes when due.
The Notes are only protected by a limited set of restrictive covenants.
Except for the limitation described under “Description of Notes—Limitation on the Incurrence of Indebtedness” with respect to the incurrence of indebtedness, the Indenture governing the Notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The Indenture will not contain any covenants or other provisions to afford protection to Holders of the Notes in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such Holders except to the extent described under “Description of Notes—Limitation on the Incurrence of Indebtedness,” “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon Notice,” “Description of Notes—Conversion Rights-Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change” and “Description of Notes—Consolidation, Merger and Sale of Assets.”
Volatility in the market price and trading volume of our Class A Common Stock could adversely impact the trading price of the Notes and Warrants.
The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our Class A Common Stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus or the documents incorporated by reference herein or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers or competitors regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our Class A Common Stock would likely adversely impact the trading price of the Notes and Warrants. The market price of our Class A Common Stock could also be affected by possible sales of our Class A Common Stock by investors who view the Notes and Warrants as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our Class A Common Stock. This trading activity could, in turn, affect the trading price of the Notes and Warrants.
Holders of Notes and Warrants are not entitled to any rights with respect to our shares of Class A Common Stock, but may be subject to any changes made with respect to our shares of Class A Common Stock.
Holders of Notes and Warrants are generally not entitled to any rights with respect to our shares of Class A Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on shares of Class A Common Stock) prior to the conversion or exercise date with respect to any Notes they surrender for conversion or Warrants they exercise, respectively, but they are subject to all changes affecting our shares of Class A Common Stock. For example, if an amendment is proposed to our restated certificate of incorporation (Restated Certificate of Incorporation) or amended and restated bylaws (Amended and Restated Bylaws) which requires stockholder approval, and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion or exercise date with respect to any Notes surrendered for conversion or Warrants exercised, then the Holder surrendering such Notes or exercising such Warrants will not be entitled to vote on the amendment, although such Holder will nevertheless be subject to any changes affecting our Class A Common Stock.

Some significant restructuring transactions may not constitute a Fundamental Change, in which case we would not be obligated to offer to repurchase the Notes.
Upon the occurrence of a Fundamental Change, you have the right to require us to repurchase your Notes. However, the Fundamental Change provisions do not afford protection to Holders of Notes in the event of certain transactions that could adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a Fundamental Change requiring us to repurchase the Notes. In the event of any such transaction, Holders of the Notes would not have the right to require us to repurchase their Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure, the value of the Notes and our shares of Class A Common Stock or any credit ratings, thereby adversely affecting Holders of the Notes.
The conversion rate of the Notes and the exercise price of the Warrants and number of shares the Warrants are exercisable may not be adjusted for all dilutive events.
The conversion rate of the Notes and the exercise price of the Warrants and number of shares the Warrants are exercisable for are subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on shares of our Class A Common Stock, the issuance of certain rights or warrants to Holders of shares of our Class A Common Stock, subdivisions or combinations of shares of our Class A Common Stock, distributions of capital stock, indebtedness or assets to Holders of our Class A Common Stock, certain cash dividends and certain issuer tender or exchange offers, as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate,” and “Description of Warrants—Adjustment to the Exercise Price Upon the Occurrence of a Make-Whole Fundamental Change.” However, the conversion rate of the Notes and the exercise price of the Warrants and number of shares the Warrants are exercisable for will not be adjusted for other events, such as third party tender offers or exchange offers or the issuance of shares of our Class A Common Stock, or securities convertible into shares of our Class A Common Stock, in underwritten or private offerings, that may adversely affect the market price of shares our of Class A Common Stock and the trading price of the Notes and Warrants. An event that adversely affects the value of the Notes and Warrants may occur, and that event may not result in an adjustment to the conversion rate of the Notes or the exercise price of the Warrants and number of shares the Warrants are exercisable for.
The trading price of the Notes and Warrants may be adversely affected by whether an active trading market develops for the Notes and Warrants and other factors.
There is currently no active trading market for the Notes and Warrants. We do not intend to apply for listing of the Notes or Warrants on any securities exchange or for inclusion in any automated dealer quotation system. A market may not develop for the Notes or Warrants or, if developed, may not continue. There can be no assurance as to the liquidity of any market that may develop for the Notes or Warrants. If a market develops, the Notes and Warrants could trade at prices that may be lower than the initial offering price of the Notes or the exercise price of the Warrants. The liquidity of the trading market in the Notes and Warrants, and the market price quoted for the Notes and Warrants, may be adversely affected by changes in the overall market for these types of securities, by changes in the market price of our shares of Class A Common Stock, which may be volatile, and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. If an active, liquid market does not develop for the Notes or Warrants, the trading price and liquidity of the Notes and Warrants may be adversely affected.
We may not have the ability to raise the funds necessary to repurchase the Notes upon a Fundamental Change or upon Holder notice, and our future debt may contain limitations on our ability to repurchase the Notes.
Holders of the Notes have the right to require us to repurchase their Notes upon the occurrence of a Fundamental Change at a Fundamental Change Repurchase Price (as defined in the Indenture), which is equal to 100% of the principal amount of the Notes to be repurchased, plus the sum of the amounts of all remaining scheduled interest payments through and including the maturity date, as described under “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.” Additionally, on and after March 24, 2027, Holders of the Notes have the right, at such Holder’s option and on one or more occasions, to require us to repurchase all of such Holder’s Notes equal to 100% of the principal amount of the Notes (or portion thereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable Investor Repurchase Date (as defined in the Indenture). See “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon Notice.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of Notes surrendered therefor. In addition, our ability to repurchase the Notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase Notes at a time when the repurchase is required by the Indenture would constitute a default under the Indenture. A default under the Indenture or the Fundamental Change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the Notes.
The increase in the conversion rate for Notes converted or the number of shares the Warrants are exercisable for in connection with a Make-Whole Fundamental Change may not adequately compensate Holders for any lost value of their Notes or Warrants as a result of such Make-Whole Fundamental Change.
If a Make-Whole Fundamental Change occurs, under certain circumstances, we will increase the conversion rate for the Notes by a number of additional shares of our Class A Common Stock for Notes converted in connection with such Make-Whole Fundamental Change and the number of shares of our Class A Common Stock for which the Warrants are exercisable. The increase in the conversion rate and the number of shares of our Class A Common Stock the Warrants are exercisable for will be determined based on the date on which the Make-Whole Fundamental Change becomes effective and the price paid (or deemed to be paid) per share of our Class A Common Stock in such transaction, as described below under “Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change” and “Description of Warrants—Adjustment to the Exercise Price Upon the Occurrence of a Make-Whole Fundamental Change.”
The increase in the conversion rate, if any, for Notes converted and the number of shares of our Class A Common Stock the Warrants are exercisable for in connection with a Make-Whole Fundamental Change may not adequately compensate a Holder for the lost value of its Notes or the Warrants as a result of such transaction. In addition, if the applicable price in the transaction is greater than $60.00 per share or less than $14.96 per share (in each case, subject to adjustment), no increase will be made to the conversion rate. The obligation to increase the conversion rate upon the occurrence of a Make-Whole Fundamental Change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
The Fundamental Change and Make-Whole Fundamental Change provisions may delay or prevent an otherwise beneficial takeover attempt of us.
The Fundamental Change repurchase rights, which allow Holders to require us to repurchase all or a portion of their Notes upon the occurrence of a Fundamental Change, as defined in “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” and the provisions requiring an increase to the conversion rate for the Notes in connection with a Make-Whole Fundamental Change and an increase in the number of shares of Class A Common Stock the Warrants are exercisable for may delay or prevent a takeover of us and the removal of incumbent management that might otherwise be beneficial to investors. See “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” “Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change” and “Description of

Warrants—Adjustment to the Exercise Price Upon the Occurrence of a Make-Whole Fundamental Change.”
The Notes may not be rated or may receive a lower rating than anticipated.
We do not intend to seek a rating on the Notes. However, if a rating service were to rate the Notes, and if such rating service were to lower its rating on the Notes below the rating initially assigned to the Notes or otherwise announces its intention to put the Notes on credit watch, the trading price of the Notes could decline.
You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the Notes even though you do not receive a corresponding cash distribution.
The conversion rate of the Notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a Make-Whole Fundamental Change occurs prior to maturity, under some circumstances, we will increase the conversion rate for Notes converted in connection with the Make-Whole Fundamental Change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain Material U.S. Federal Income Tax Considerations—Consequences to U.S. Holders—Constructive Distributions.”
If you are a non-U.S. holder (as defined under Certain Material U.S. Federal Income Tax Considerations—Notes), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). The amount of any such withholding tax may be set off against any subsequent payment or distribution otherwise payable on the Notes (or the issuance of shares of Class A Common Stock upon a conversion of the Notes). See “Certain Material U.S. Federal Income Tax Considerations—Notes—Consequences to Non-U.S. Holders—Dividends and Constructive Distributions.”
The Notes are currently held in book-entry form and, therefore, Holders must rely on the procedures and the relevant clearing systems to exercise their rights and remedies.
The Notes are currently held in book-entry form. Unless and until certificated Notes are issued in exchange for book-entry interests in the Notes, owners of the book-entry interests will not be considered owners or Holders of Notes. Instead, The Depository Trust Company (DTC), or its nominee, is the sole holder of the Notes. Payments of principal, interest (including any special interest), cash amounts due upon conversion, and other amounts owing on or in respect of the Notes in global form are made to the paying agent, which makes the payments to DTC. Thereafter, such payments are credited to DTC participants’ accounts that hold book-entry interests in the Notes in global form and credited by such participants to indirect participants. Unlike Holders of the Notes themselves, owners of book-entry interests do not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from Holders of the Notes. Instead, if a Holder owns a book-entry interest, such Holder is permitted to act only to the extent such Holder has received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure Holders that the procedures implemented for the granting of such proxies will be sufficient to enable Holders to vote on any requested actions on a timely basis.
The Notes will be treated as being issued with OID for U.S. federal income tax purposes.
The Notes will be treated as being issued with OID for U.S. federal income tax purposes because the price at which the Notes were first sold to Holders was less than the stated principal amount of the Notes by more than a de minimis amount. Because the OID is greater than a de minimis amount, a U.S. holder of a Note will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest being paid on the Note), regardless of such Holder’s regular method of accounting. Prospective purchasers of the Notes should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the Notes, including any possible differing treatments of the Notes. For a fuller discussion see “Certain Material U.S. Federal Income Tax Considerations—Notes—Consequences to U.S. Holders—Interest.”
The Notes may be treated as contingent debt for U.S. federal income tax purposes.
We may be required to make additional payments on the Notes in certain circumstances, including upon settlement of the interest make-whole payment described in “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.” Due to a lack of relevant authority regarding certain of these payments, the applicability to the Notes of U.S. Treasury Regulations governing contingent payment debt instruments is uncertain. In particular, the effect of the interest make-whole payment on the tax treatment of the Notes is unclear. We intend to take the position that the possibility of such payments does not result in the Notes being treated as contingent payment debt instruments under the applicable U.S. Treasury Regulations. Our position is not binding on the Internal Revenue Service (IRS). If the IRS takes a position contrary to that described above, a U.S. holder (as defined in Certain Material U.S. Federal Income Tax Considerations—Notes) may be required to accrue interest income based upon a “comparable yield” (which would be higher than the stated interest on the Notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any gain on a sale or other taxable disposition of the Notes or upon conversion of the Notes would be treated as ordinary income rather than as capital gain. See “Certain Material U.S. Federal Income Tax Considerations—Notes.”

USE OF PROCEEDS
The Selling Securityholders will receive all of the proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the Notes, the Class A Common Stock issuable upon conversion of the Notes, the Warrants and the Class A Common Stock issuable upon exercise of the Warrants. We will not receive any proceeds from these sales.

DESCRIPTION OF NOTES
The Notes were issued under an indenture dated as of March 24, 2022 (Indenture), between us and U.S. Bank Trust Company, National Association, as trustee (Trustee). A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of the terms of the Notes and the Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the Notes and the Indenture. Those documents, and not this description, define a holder’s legal rights as a holder of the Notes (Holder). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (TIA). For purposes of this summary, the terms “Zuora,” “we,” “us” and “our” refer only to Zuora, Inc. and not to any of its subsidiaries, unless we specify otherwise. Unless the context requires otherwise, the term “interest” includes defaulted interest, if any, payable pursuant to the Indenture and “special interest” payable pursuant to the provisions described under “—Events of Default.” Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Indenture.
General
On March 24, 2022 (Initial Closing Date), we sold an aggregate of $250 million principal amount of our 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 (Initial Notes). On September 22, 2023 (Subsequent Closing Date) we sold an aggregate of $150 million principal amount of our 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 (Additional Notes, and with the Initial Notes, the Notes). The Notes bear interest at a rate of 3.95% per annum, payable quarterly in cash, provided that we may elect to pay interest in kind at 5.50% per annum payable quarterly, accruing from, and including, March 24, 2022. Interest and payments are payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (beginning on June 30, 2022) to Holders of such Notes on the preceding March 15, June 15, September 15 and December 15, respectively.
The Notes
•were issued in minimum denominations of $1,000 principal amount and integral multiples thereof;
•are our senior unsecured obligations;
•are convertible at any time prior to the close of business (Close of Business) on the Scheduled Trading Day (as defined below) immediately preceding March 31, 2029 (Maturity Date) into shares of our Class A Common Stock, par value $0.0001 (Class A Common Stock) at an initial conversion rate of 50.0000 shares of our Class A Common Stock per $1,000 principal amount of Notes (Conversion Rate) (which represents an initial conversion price (Conversion Price) of approximately $20.00 per share of our Class A Common Stock);
•include a limitation on our ability and the ability of our subsidiaries to incur additional Indebtedness (as defined below) depending on our and our subsidiaries’ consolidated Total Debt Ratio, as described under “—Limitation on the Incurrence of Indebtedness;”
•are subject to repurchase by us at the option of the Holder upon a change in control or a termination of trading of our Class A Common Stock (Fundamental Change) and, beginning on March 24, 2027 at the option of the Holder absent a Fundamental Change, as described under “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon Notice,” respectively, at a repurchase price in cash equal to 100% of the principal amount of the Notes to be repurchased, plus the sum of the amounts of all remaining scheduled interest payments (at the rate applicable to PIK Interest) through and including the Maturity Date;
•bear special interest under the circumstances described under “—Events of Default;” and

•mature on March 31, 2029.
The Notes were issued as global securities as described below under “—Form, Denomination and Registration of Notes.” We will make payments in respect of the Notes by wire transfer of immediately available funds to The Depository Trust Company (DTC), or its nominee as registered owner of the global securities).
A Holder may convert Notes at the office of the conversion agent, present Notes for registration of transfer or exchange at the office of the registrar for the Notes and present Notes for payment at maturity at the office of the paying agent (Paying Agent). We have appointed the Trustee as the initial conversion agent, registrar and Paying Agent for the Notes. There is no sinking fund provided for the Notes. The Indenture does not contain any financial covenants and, except as specified below under “—Limitation on the Incurrence of Indebtedness,” does not limit our ability to incur additional Indebtedness, pay dividends or repurchase our securities. In addition, the Indenture does not provide any protection to holders of Notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “—Limitation on the Incurrence of Indebtedness,” “—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change,” “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” and “—Consolidation, Merger and Sale of Assets.” If any payment date with respect to the Notes falls on a day that is not a business day, we will make the payment on the next succeeding business day. The payment made on the next succeeding business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time. The registered holder of a Note (including DTC or its nominee in the case of Notes issued as global securities) will be treated as its owner for all purposes. Only registered holders will have the rights under the Indenture.
Additional Notes
Unless holders of 100% in aggregate principal amount of the outstanding Notes consent, we may not increase the principal amount of the Notes outstanding under the Indenture by issuing additional Notes in the future (except for Notes authenticated and delivered upon registration of transfer or exchange or in lieu of other Notes in certain limited circumstances).
Ranking
The Notes are our senior unsecured obligations and rank:
•senior in right of payment to any Indebtedness that is contractually subordinated to the Notes;
•equal in right of payment to all senior indebtedness of the Company;
•effectively junior in right of payment to any of our Secured Indebtedness to the extent of the value of the assets securing such Indebtedness; and
•structurally junior to all existing and future Indebtedness and other liabilities (including trade payables) of our subsidiaries.
As of January 31, 2024, our total consolidated indebtedness was $400.0 million. As of January 31, 2024, we and our subsidiaries had $27.1 million in indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on the balance sheet of such subsidiaries in accordance with GAAP) to which the Notes would have been structurally subordinated.
Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Notes or to make any funds available for payment on the Notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries. Except as specified below under “—Limitation on the Incurrence of Indebtedness,” the Indenture does not limit the amount of additional Indebtedness that we can create, incur, assume or guarantee, nor does the Indenture limit the amount of Indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.
Interest Payments
We will pay interest on the Notes at a rate of 3.95% per annum, payable quarterly in cash, provided that we may elect to pay interest in kind at 5.50% per annum payable quarterly, accruing from, and including, March 24, 2022. Interest payments are payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. Except as described below, we will pay interest that is due on an interest payment date (Interest Payment Date) to holders of record at the Close of Business on the March 15, June 15, September 15 and December 15 (whether or not a business day) immediately preceding the on March 31, June 30, September 30 and December 31 interest payment dates, respectively. Interest will accrue on the Notes from, and including, March 24, 2022 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be. We will pay interest on the Notes on the basis of a 360-day year consisting of twelve 30-day months.
If, and to the extent, we default in a payment of interest on the Notes, we will pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate applicable to PIK Interest. We may pay the defaulted interest (plus interest on such defaulted interest) to the Holders of record on a subsequent special record date. We will fix such special record date and payment date. At least fifteen (15) calendar days before the special record date, we will send to Holders and the Trustee a notice that states the special record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest.
For a description of when and to whom we must pay special interest, if any, see “—Events of Default.”
Limitation on Incurrence of Indebtedness
The Indenture provides that any time that there is at least $80 million aggregate principal amount of the Notes outstanding, the Company shall not, directly or indirectly, (a) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, incur and collectively, an incurrence), any Indebtedness unless the Consolidated Total Debt Ratio (as defined below) for the Company and its Subsidiaries on the date on which such Indebtedness is incurred would have been equal to or less than 2.00 to 1.00, in each case, determined on a pro forma basis giving effect to such incurrence and the application of the proceeds thereof; or (b) incur any Secured Indebtedness (as defined below), except Indebtedness pursuant to a Permitted Credit Facility (as defined below) solely to the extent the Company can incur $1.00 of additional Indebtedness pursuant to clause (a) above on a pro forma basis. Notwithstanding the foregoing, the Company may incur any Permitted Refinancing Indebtedness (as defined below). The Company will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness for borrowed money, other than Permitted Subsidiary Indebtedness solely to the extent the Company can incur $1.00 of additional Indebtedness pursuant to clause (a) above on a pro forma basis.
The following terms are defined as indicated below:
“ARR” means the annualized recurring value of all active subscription contracts at the end of a reporting period and excludes the value of non-recurring revenue such as professional services revenue as well as contracts with new customers with a term of less than one year; provided that if we amend, modify or restate the definition of ARR in our public filings with the SEC, the holders of a majority in aggregate principal amount of the Notes then outstanding shall have the option to elect, with the consent of us (which consent shall not be unreasonably withheld or delayed), to utilize such definition in lieu of this definition for the purposes of the Indenture. We shall deliver a written notice of such election to the Trustee.
“Applicable Calculation Date” means the applicable date of calculation for the Consolidated Total Debt Ratio (as defined below).
“Applicable Measurement Period” means the most recently completed four consecutive fiscal quarters of us ending on or immediately preceding the Applicable Calculation Date for which internal financial statements are available; provided that prior to the first date financial statements have been furnished under the Indenture, the Applicable Measurement Period in effect will be the period of four consecutive fiscal quarters for us ended January 31, 2022.
“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Indebtedness of us and our subsidiaries as of the Applicable Calculation Date to (ii) the ARR us and our Subsidiaries (as defined below) for the Applicable Measurement Period.
“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the aggregate principal amount of all outstanding Indebtedness (as defined below) of us and its Subsidiaries (as defined below) on a consolidated basis consisting of Indebtedness for borrowed money, unreimbursed drawings under letters of credit, Obligations (as defined below) in respect of Financing Lease Obligations (as defined below) and third-party debt obligations evidenced by promissory notes and similar instruments of us and its Subsidiaries (and, for the avoidance of doubt, including (i) the aggregate principal amount of Notes outstanding as of the Applicable Calculation Date, (ii) outstanding Indebtedness pursuant to a Permitted Credit Facility (as defined below) and (iii) Permitted Subsidiary Indebtedness (as defined below) and excluding (x) all undrawn amounts under revolving credit facilities, (y) performance bonds or any similar instruments and (z) lease obligations that are not Financing Lease Obligations (as defined below)), in each case determined on a consolidated basis in accordance with GAAP.
“Financing Lease Obligation” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not an operating lease) on the balance sheet for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP, before giving effect to the impact of the adoption of ASC 842.
“GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by us, on the Issue Date, consistently applied, except as set forth with respect to ASC 842 in the foregoing definition of Financing Lease Obligation.
“Hedging Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person (as defined below) under any Hedging Agreements.

“Holder” means a Person in whose name a Note is registered on the registrar’s books.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(a)in respect of borrowed money;
(b)evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(c)representing Financing Lease Obligations in respect of sale and leaseback transactions;
(d)representing the balance of deferred and unpaid purchase price of any property, assets or business with a scheduled due date more than six months after such property, asset or business is acquired, to the extent that such obligation has become a liability on the balance sheet of such Person in accordance with GAAP; or
(e)representing the net amount owing under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.
The amount of any Indebtedness outstanding as of any date will be the principal amount of such Indebtedness or, in respect of any Indebtedness guaranteed by the specified Person, the lesser of (i) the principal amount of such Indebtedness of such other Person and (ii) the maximum amount of such Indebtedness payable under the guarantee. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien (as defined below).
“Issue Date” means March 24, 2022.
“Lien” means, with respect to any asset, any mortgage, lien (other than statutory liens that are not overdue by 30 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease (as determined prior to the adoption of ASC 842) be deemed to constitute a Lien.
“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
“Permitted Credit Facility” means one or more debt facilities with banks or other institutional lenders providing for, up to an aggregate principal amount, together with any Permitted Subsidiary Indebtedness, not to exceed the greater of (i) $75 million and (ii) an amount equal to (x) the ARR for the Applicable Measurement Period, multiplied by (y) 0.25 (Secured Debt Limit), in term loans, revolving credit loans, receivables financing or letters of credit; provided that in the event that any Holder has exercised such Holder’s Investor Repurchase Right pursuant to Section 3.02 of the Indenture, for the purposes of (but only with respect to) any Indebtedness the proceeds of which will be used to pay the applicable price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Notes (or portion thereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable Investor Repurchase Date (Investor Repurchase Price), the Secured Debt Limit will be increased by (x) 50% of the Investor Repurchase Price to be paid to such Holder, minus (y) such amount of Secured Indebtedness as could have been incurred by us pursuant to a Permitted Credit Facility in compliance with Section 4.07 immediately prior to giving effect to such exercise of such Holder’s Investor Repurchase Right.
“Permitted Refinancing Indebtedness” means any Indebtedness of us issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of us that was incurred in compliance with Section 4.07 of the Indenture, provided that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, (ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity (as defined below) of the Indebtedness being refinanced (or requires no payments in cash (other than interest payments) prior to the date that is 91 days after the Maturity Date), (iii) to the extent such Permitted Refinancing Indebtedness refinances Indebtedness subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment of the Notes at least to the same extent as the Indebtedness being refinanced, or (iv) to the extent such Indebtedness refinanced is Secured Indebtedness, the Liens securing such Permitted Refinancing Indebtedness shall have a lien priority equal to or junior to the Liens securing Indebtedness being refinanced.
“Permitted Subsidiary Indebtedness” (i) means any guarantee by one or more Subsidiaries of Indebtedness of us pursuant to a Permitted Credit Facility and (ii) up to the lesser of (x) $25 million aggregate principal amount and (y) the amounts available to be borrowed pursuant to clause (b) of Section 4.07 of the Indenture of Indebtedness incurred by one or more of our Subsidiaries, and guarantees thereof by us and/or by one or more of our other Subsidiaries.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.
“Secured Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries secured by a Lien.
“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than fifty percent (50%) of the total voting power of the shares, interests, participations or other equivalents (however designated) of Capital Stock ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness, at any date, the quotient obtained by dividing:
(i)the sum of the products of the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment; by
(ii)the sum of all such payments.

Conversion Rights
General
Holders of Notes may convert their Notes at any time prior to the Close of Business on the Scheduled Trading Day (as defined below) immediately preceding the Maturity Date in Authorized Denominations at the then applicable Conversion Rate, which is initially 50.0000 shares of our Class A Common Stock per $1,000 principal amount of Notes (which represents an initial Conversion Price of approximately $20.00 per share of our Class A Common Stock). The Conversion Rate, and thus the Conversion Price, will be subject to adjustment as described below. Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the Notes, and we will not adjust the Conversion Rate to account for accrued and unpaid interest. Instead, accrued interest will be deemed to be paid by the consideration received by the Holder upon conversion. As a result, accrued interest is deemed to be paid in full rather than cancelled, extinguished or forfeited.
Notwithstanding the immediately preceding paragraph, if Notes are converted after the Close of Business on a record date but prior to the open of business (Open of Business) on the next Interest Payment Date, holders of such Notes at the Close of Business on the record date will, on the corresponding Interest Payment Date, receive the full amount of the interest payable on such Notes on that Interest Payment Date notwithstanding the conversion. However, a Holder who surrenders a Note for conversion after the Close of Business on a record date but prior to the Open of Business on the next Interest Payment Date must pay to the conversion agent, upon surrender, an amount equal to the full amount of interest payable on the corresponding Interest Payment Date on the Note so converted; provided that no such payment need be made to us:
•if the Note is surrendered for conversion after the Close of Business on the record date immediately preceding the Maturity Date;
•if we have specified a repurchase date following a Fundamental Change that is after a record date but on or prior to the next Interest Payment Date, and the Note is surrendered for conversion after the Close of Business on such record date and on or prior to the Open of Business on such interest payment date; or
•if the Note is surrendered for conversion after the Close of Business on the record date for the payment of an installment of interest and on or prior to the Open of Business on the related Interest Payment Date, where an Investor Repurchase Date is specified after such record date but on or prior to such Interest Payment Date.
We will not issue a fractional share of our Class A Common Stock upon conversion of a Note. Instead, we will pay cash in lieu of fractional shares based on the Daily VWAP (as defined below) on the relevant conversion date (Conversion Date). A Note for which a Holder has delivered a fundamental change repurchase notice (Fundamental Change Repurchase Notice or Repurchase Notice), as described below, requiring us to repurchase the Note, may be surrendered for conversion only if the Holder withdraws such Repurchase Notice in accordance with the Indenture, unless we default (Default) in the payment of the Fundamental Change Repurchase Price.
If a Holder converts Notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our Class A Common Stock upon the conversion, unless the tax is due because the Holder requests any such shares to be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Conversion Procedures
To convert its Note, a Holder of a physical Note must:
•complete and manually sign the required conversion notice, or a facsimile thereof, with appropriate notarization or signature guarantee and deliver the completed conversion notice or a facsimile thereof to the conversion agent;
•surrender the Note to the conversion agent;
•if required, furnish appropriate endorsements and transfer documents;
•if required, pay all transfer or similar taxes; and
•if required, pay funds equal to interest payable on the next Interest Payment Date.
If a Holder holds a beneficial interest in a global Note, to convert such Note, the Holder must comply with the last two requirements listed above and comply with DTC’s procedures for converting a beneficial interest in a global note. Under the Indenture, the date a Holder complies with the applicable requirements is the “Conversion Date” under the Indenture.
Settlement Upon Conversion
Upon conversion of a Holder’s Notes, the Company shall deliver to such converting Holder a number of shares of Class A Common Stock equal to (i) (A) the sum of (x) the aggregate principal amount of Notes to be converted, plus (y) the accrued and unpaid interest on such Notes to, but excluding, the applicable Conversion Date (accrued at the rate applicable to PIK Interest), divided by (B) $1,000, multiplied by (ii) the Conversion Rate in effect on the applicable Conversion Date (provided that the Company shall deliver cash in lieu of fractional shares). Settlement shall occur on the second business day immediately following the relevant Conversion Date, unless such Conversion Date occurs on or following March 15, 2029, in which case settlement shall occur on the Maturity Date.
We will comply with all securities laws regulating the offer and delivery of any of our Class A Common Stock upon conversion of Notes and shall list such shares on each national securities exchange or automated quotation system on which our Class A Common Stock is listed on the applicable conversion date.
“Closing Sale Price” on any date means the per share price of our Class A Common Stock on such date, determined (i) on the basis of the closing sale price per share (or if no closing sale price per share is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in the composite transactions for the relevant stock exchange; or (ii) if our Class A Common Stock is not listed on a U.S. national securities exchange on the relevant date, the last quoted bid price for our Class A Common Stock on the relevant date, as reported by OTC Markets Group, Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the Closing Sale Price shall be the price determined by a nationally recognized independent investment banking firm retained by us for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arm’s-length transaction, for one share of our Class A Common Stock. The closing sale price will be determined without reference to after-hours or extended market trading.
“Daily VWAP” means, for each Trading Day during the relevant period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ZUO <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of our Class A Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Market Disruption Event” means, with respect to our Class A Common Stock or any other security, (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any “Scheduled Trading Day” (as defined below) for our Class A Common Stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) of our Class A Common Stock or such other security or in any options contracts or future contracts relating to our Class A Common Stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.
“PIK Interest” means payment of interest on the Notes through an increase in the principal amount of the outstanding Notes or through the issuance of PIK Securities, to the extent all interest due on an Interest Payment Date is so paid.
“Relevant Stock Exchange” means the New York Stock Exchange (NYSE) or, if our Class A Common Stock (or other security for which the closing sale price must be determined) is not then listed on NYSE, the principal other U.S. national securities exchange or market on which our Class A Common Stock (or such other security) is then listed.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If our Class A Common Stock is not listed on any U.S. national securities exchange, “Scheduled Trading Day” means a business day.
“Trading day” means a day on which (i) there is no Market Disruption Event, (ii) trading in our Class A Common Stock generally occurs on the Relevant Stock Exchange or, if our Class A Common Stock is not then listed on a U.S. national securities exchange, on the principal other market on which our Class A Common Stock is then traded, and (iii) a closing sale price for our Class A Common Stock is available on such securities exchange or market; provided that if our Class A Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a business day.
In the case of any conversion of Notes other than the SL Securities, we will deliver and, if applicable, pay the consideration due in respect of the conversion obligation on the second business day immediately following the relevant conversion date. In the case of any conversion of SL Securities, we shall deliver and, if applicable, pay the consideration due in respect of the conversion obligation on the second business day immediately following the relevant conversion date unless otherwise specified in the written notice referred to in the proviso below; provided, however, that the shares of Class A Common Stock due in respect of the conversion obligation shall be delivered on the day specified in a written notice from the owner(s) (or in the case of global Notes, beneficial owner(s)) of the SL Securities being converted that is delivered to us on or prior to the first business day immediately following the relevant conversion date, which delivery date (in respect of such shares of Class A Common Stock) shall be no earlier than the second business day immediately following the relevant conversion date and be no later than the seventh business day immediately following the relevant conversion date (it being understood that if no such notice is delivered to us, then we shall deliver such shares on the second business day immediately following the relevant conversion date).
“SL Securities” means (a) any restricted global Notes identified by CUSIP number 98983V AB2 and ISIN number US98983VAB27, (b) any unrestricted global Notes identified by CUSIP number 98983V AC0 and ISIN number US98983VAC00, (c) any physical Notes held in the name of any member of the Silver Lake Group (as defined in the Indenture) and (d) any temporary Notes issued in exchange for or in lieu of the Notes referred to in clauses (a), (b) or (c) in which one or more members of the Silver Lake Group has a beneficial interest.
If a Holder converts more than one Note at the same time, the conversion obligation with respect to such Notes shall be based on the total principal amount of all Notes so converted.
Adjustments to the Conversion Rate
The Conversion Rate is subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:
(1)In case the Company shall pay or make a dividend or other distribution on its Class A Common Stock consisting exclusively of Class A Common Stock, the Conversion Rate shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Class A Common Stock outstanding immediately prior to the Open of Business on the ex date (Ex Date) for such dividend or distribution, and the numerator shall be the number of shares of Class A Common Stock outstanding immediately after such dividend or distribution, in the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date of such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;

OS0	=	the number of shares of our Class A Common Stock outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution; and

OS’	=	the number of shares of our Class A Common Stock outstanding immediately after giving effect to such dividend or distribution.
In case we shall effect a share split or share combination, the Conversion Rate shall be proportionally increased, in the case of a share split, and proportionally reduced, in the case of a share combination, as expressed in the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the effective date of such share split or share combination;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on the effective date of such share split or share combination;

OS0	=	the number of shares of our Class A Common Stock outstanding immediately prior to the Open of Business on the effective date of such share split or share combination; and

OS’	=	the number of shares of our Class A Common Stock outstanding immediately after giving effect to such share split or share combination.
Any adjustment made under this clause (1) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or any share split or share combination of the type described in this clause (1) is announced but the shares of our Class A Common Stock are not split or combined, as the case may be, then the Conversion Rate shall be immediately readjusted, effective as of the date our Board of Directors (Board) or an authorized committee thereof determines not to pay such dividend or distribution, or not to split or combine the shares of our Class A Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.
(2) If we distribute to all or substantially all holders of our Class A Common Stock any rights, options or warrants entitling them, for a period expiring not more than 45 days immediately following the date of such distribution, to purchase or subscribe for our Class A Common Stock, at a price per share less than the average of the Closing Sale Prices of our Class A Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on such Ex Date;

OS0	=	the number of shares of Class A Common Stock outstanding immediately prior to the Open of Business on such Ex Date;

X	=	the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our Class A Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of our shares of our Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution.
Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and will become effective immediately after the Open of Business on the Ex Date for such distribution. To the extent that our Class A Common Stock is not delivered after expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of our Class A Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date our Board or an authorized committee thereof determines not to make such distribution, to the Conversion Rate that would then be in effect if such Ex Date for such distribution had not occurred.
In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase our Class A Common Stock at less than such average of the Closing Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such Class A Common Stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our Board or an authorized committee thereof. Except in the case of a readjustment of the Conversion Rate pursuant to the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this clause (2).
(3) If we distribute shares of our Capital Stock, evidences of our Indebtedness or other of our assets, securities or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our Class A Common Stock, but excluding:
•Dividends or distributions as to which an adjustment was effected pursuant to the clauses (1) or (2) above;
•dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below;
•distributions of reference property in a transaction described in the section “—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales” below;

•rights issued pursuant to a rights plan adopted by us (i.e., a poison pill), except to the extent provided by the Indenture; and
•spin-offs to which the provisions set forth in the latter portion of this paragraph shall apply,
(any of such shares of capital stock, Indebtedness or other assets, securities or property or rights, options or warrants to acquire our capital stock or other securities, the distributed property), then, in each such case, the Conversion Rate will be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Class A Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex Date for such distribution; and

FMV	=	the fair market value (as determined by the Board) of the Distributed Property distributable with respect to each outstanding share of Common Stock as of the Open of Business on the Ex Date for such distribution.
If our Board or an authorized committee thereof determines “FMV” for purposes of this clause (3) by reference to the actual or when issued trading market for any Notes, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of our Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex Date for such distribution.
Notwithstanding the foregoing, if “FMV” (as defined above) for purposes of this clause (3) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Note to receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of our Class A Common Stock, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of our Class A Common Stock equal to the Conversion Rate in effect on the Ex Date for such distribution.
Any increase made under the portion of this clause (3) above shall become effective immediately after the Open of Business on the Ex Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date our Board or an authorized committee thereof determines not to make such distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our Class A Common Stock of capital stock of any class or series, or similar equity interests, of or relating to one or more of our subsidiaries or other business units where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on a U.S. national securities exchange, which we refer to as a “spin-off,” the Conversion Rate will be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for the Spin-Off;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for the Spin-Off;

FMV0	=	the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of our Class A Common Stock applicable to one share of our Class A Common Stock over the 10 consecutive Trading Days immediately following, and including, the Ex Date for the Spin-off (valuation period); and

MP0	=	the average of the closing sale prices of our Class A Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period, but will be given effect immediately after the Open of Business on the Ex Date for such Spin-Off. For purposes of determining the Conversion Rate in respect of any conversions during the 10 Trading Days commencing on the Ex-Date for such Spin-Off, references within the portion of this clause (3) related to Spin-Offs to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex Date of such Spin-Off to, but excluding, the relevant Conversion Date.
Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of either the fourth paragraph of this clause (3), the Conversion Rate shall not be decreased pursuant to this clause (3).

(4) If any cash dividend or distribution is made to all or substantially all holders of our Class A Common Stock, the Conversion Rate will be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Class A Common Stock over the ten (10) consecutive Trading Day period immediately preceding the Ex Date for such dividend or distribution (or, if we declare such dividend or distribution less than eleven (11) Trading Days prior to the Ex Date for such dividend or distribution the reference to ten (10) consecutive Trading Days shall be replaced with a smaller number of consecutive Trading Days that shall have occurred after, and not including, such declaration date and prior to, but not including, the Ex Date for such dividend or distribution); and

C	=	the amount in cash per share of our Class A Common Stock we distribute to holders of our Class A Common Stock.
Any adjustment made under this clause (4) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Note to receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as Holders of our Class A Common Stock, the amount of cash such Holder would have received as if such Holder owned a number of shares of our Class A Common Stock equal to the Conversion Rate on the Ex Date for such cash dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date our Board or an authorized committee thereof determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this clause (4).
If any such cash dividend or distribution is not a regular, quarterly dividend, any Holder of a SL Security (as defined in the Indenture) shall have the right to elect, by delivering a written notice of such election to the Company prior to the Close of Business on the Trading Day immediately preceding the payment date for such dividend or distribution, to receive, at the same time and upon the same terms as holders of Class A Common Stock and without having to convert such SL Security, the amount of cash such Holder would have received as if such Holder held a number of shares of Class A Common Stock equal to the Conversion Rate on the Ex Date for such cash dividend or distribution, multiplied by the principal amount (expressed in thousands) of such SL Security held by such Holder; provided that if the Holder so elects and receives such cash dividend, no adjustment will be made to the Conversion Rate applicable to such SL Security pursuant to this clause (d) in connection with such cash dividend. The Company and each Holder of a SL Security (by acceptance of a SL Security) agrees to take such actions as may be necessary so that any election is made in compliance with the Applicable Procedures of the depository (including, if necessary, a voluntary exchange into a SL Security bearing a new CUSIP number).
(5) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our Class A Common Stock, if the cash and value of any other consideration included in the payment per share of our Class A Common Stock exceeds the average of the Closing Sale Prices of our Class A Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board) paid or payable for shares of Class A Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Class A Common Stock outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS’	=	the number of shares of Class A Common Stock outstanding immediately after the time such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’	=	the average of the Closing Sale Prices of the Class A Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.
The increase to the Conversion Rate under this clause (5) will occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this clause (5) to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If we are, or one of our Subsidiaries is, obligated to purchase our Class A Common Stock pursuant to any such tender or exchange offer but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be immediately decreased to the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this clause (5).
The “Ex Date” is the first date on which our common shares trade on the relevant stock exchange, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our Class A Common Stock on the relevant stock exchange (in the form of due bills or otherwise) as determined by the relevant stock exchange.
The Indenture does not require us to adjust the Conversion Rate for any of the transactions described in the paragraphs above (other than for share splits or share combinations) if we make provision for each Holder of the Notes to participate in the transaction, at the same time and upon the same terms as Holders of our Class A Common Stock participate, without conversion, as if such Holder held a number of shares of our Class A Common Stock equal to the Conversion Rate in effect on the Ex Date or effective date, as the case may be, of such transaction (without giving effect to any adjustment pursuant to the paragraphs above on account of such transaction), multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:
•we will not adjust the Conversion Rate pursuant to the paragraphs above until the earliest of these triggering events occurs; and
•we will readjust the Conversion Rate to the extent any of these rights, options or warrants are not exercised before they expire.
We will not adjust the Conversion Rate pursuant to the paragraphs above unless the adjustment would result in a change of at least 1% in the then effective Conversion Rate. However, we will carry forward any adjustments that we would otherwise have had to make and make such carried forward adjustments with respect to the Conversion Rate when the cumulative effect of all adjustments not yet made will result in a change of one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the Initial Conversion Rate) and (ii) notwithstanding the foregoing, all such deferred adjustments that have not yet been made shall be made (including any adjustments that are less than one percent (1%) of the Conversion Rate as last adjusted (or, if never adjusted, the Initial Conversion Rate)) (1) on the Effective Date of any Fundamental Change or Make-Whole Fundamental Change and (2) on the Conversion Date.
Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share.
To the extent permitted by applicable law and the rules of the relevant stock exchange, we may, from time to time, increase the Conversion Rate by any amount for a period of at least 25 trading days or any longer period permitted or required by law, if our Board or an authorized committee thereof has made a determination, which determination shall be conclusive, that such increase is in our best interests. Such Conversion Rate increase shall be irrevocable during this period. We will give notice of such increase to the Trustee and the conversion agent and cause such notice, which will include the amount of the increase and the period during which the increase will be in effect, to be sent to each Holder of Notes at least 15 days prior to the day on which such increase commences. In addition, we may, but are not obligated to, increase the Conversion Rate as we consider to be advisable in order to avoid or diminish any income tax to any holders of our Class A Common Stock (or rights to purchase Class A Common Stock) resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or any other reason.
To the extent that we adopt a rights plan (i.e., a poison pill) and such plan is in effect upon conversion of the Notes, we shall make provision such that each Holder will receive, in addition to, and concurrently with the delivery of, any shares of our Class A Common Stock otherwise due upon conversion, the rights under such rights plan or future rights plan in respect of such shares of our Class A Common Stock, unless the rights have separated from our Class A Common Stock before the time of conversion, in which case the Conversion Rate will be adjusted at the time of separation as if we had distributed to all holders of our Class A Common Stock, Distributed Property as described in clause (3) above under this “—Conversion Rights-Adjustments to the Conversion Rate” section, subject to readjustment in the event of the expiration, termination or redemption of such rights.
Events That Will Not Result in Adjustment
The Conversion Rate will not be adjusted for any transaction or event other than for any transaction or event described above under “—Conversion Rights—Adjustments to the Conversion Rate” and below under “—Conversion Rights-Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change.” Without limiting the foregoing, the Conversion Rate will not be adjusted:
•upon the issuance of any Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our Class A Common Stock under any plan;
•upon the issuance of any shares of our Class A Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries (or the issuance of any shares of our Class A Common Stock pursuant to any such options or other rights);
•upon the issuance of any Class A Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the immediately preceding paragraph and outstanding as of the date the Notes were first issued;
•for accrued and unpaid interest, if any;
•repurchases of our Class A Common Stock that are not tender offers or exchange offers of the nature described in clause (5) of “—Conversion Rights—Adjustments to the Conversion Rate,” including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives;
•solely for a change in the par value of our Class A Common Stock; or
•for the issuance of shares of our Class A Common Stock or securities convertible into or exchangeable for shares of our Class A Common Stock or the right to purchase shares of our Class A Common Stock or such convertible or exchangeable securities, except as described under “—Conversion Rights-Adjustments to the Conversion Rate.”
Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales
If we:
•reclassify our Class A Common Stock (other than a change as a result of a subdivision or combination of our Class A Common Stock to which adjustments described in clause (1) under “—Conversion Rights-Adjustments to the Conversion Rate” apply);
•are party to a consolidation, merger or binding share exchange; or
•sell, transfer, lease, convey or otherwise dispose of all or substantially all of our and our Subsidiaries’ consolidated property or assets, taken as a whole, in each case, pursuant to which our Class A Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property (any such event, a merger event), each $1,000 principal amount of converted Notes will, from and after the effective time of such merger event, be convertible into the same kind, type and proportions of consideration that a Holder of a number of shares of our Class A Common Stock equal to the Conversion Rate in effect immediately prior to such merger event would have received in such merger event (which we refer to as the reference property) and, prior to or at the effective time of such merger event, we or the successor or purchasing Person, as the case may be, will execute with the Trustee a supplemental indenture providing for such change in the right to convert the Notes; provided, however, that at and after the effective time of the merger event (A) any amount payable in cash for fractional shares of our Class A Common Stock upon conversion of the Notes in accordance with the Indenture shall continue to be payable in cash, (B) any Class A Common Stock that we would have been required to deliver upon conversion of the Notes in accordance with the Indenture shall instead be deliverable in the amount and type of reference property that a Holder of that number of shares of our Class A Common Stock would have received in such merger event and (C) the Daily VWAP shall be calculated based on a unit of reference property.
If the merger event causes our Class A Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration determined based in whole or in part upon any form of stockholder election, then (i) the reference property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our Class A Common Stock that affirmatively make such an election and (ii) the unit of reference property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of our Class A Common Stock. We will notify the Holders, the Trustee and the conversion agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made.
If the holders receive only cash in such merger event, then for all conversions that occur after the effective date of such merger event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to the Indenture), multiplied by the price paid per share of our Class A Common Stock in such merger event and (B) we shall satisfy our conversion obligation by paying cash to converting holders on the second business day immediately following the relevant Conversion Date. We have agreed in the Indenture not to consummate any such transaction unless its terms are consistent with the foregoing.
If the reference property in respect of any such merger event includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such merger event, such supplemental Indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders as our Board or an authorized committee thereof shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for conversion rights.
A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each Note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase “all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our and our subsidiaries consolidated property or assets.
Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change
If, prior to the Maturity Date, a Make-Whole Fundamental Change (as defined below) occurs, then, as described below under “—The Increase in the Conversion Rate,” we will increase the Conversion Rate applicable to Notes that are surrendered for conversion at any time from, and including, the effective date of the Make-Whole Fundamental Change (A) if such Make-Whole Fundamental Change does not also constitute a Fundamental Change, to, and including, the Close of Business on the date that is thirty (30)

business days after the later of (i) the actual effective date of the Make-Whole Fundamental Change and (ii) the date we send to holders of the Notes the relevant notice of the effective date of any Make-Whole Fundamental Change, as described below or (B) if the Make-Whole Fundamental Change also constitutes a “Fundamental Change,” as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” to, and including, the Close of Business on the business day immediately preceding the Fundamental Change repurchase date corresponding to such Fundamental Change (provided that the repurchase notice has not been delivered by the Holder or has been withdrawn). We refer to this period as the “Make-Whole Conversion Period.”
A “Make-Whole Fundamental Change” means an event described in the definition of “Fundamental Change” set forth below under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” after giving effect to any exceptions to or exclusions from such definition (including, without limitation, the exception described in the paragraph following clauses (a) through (d) of the definition of “change in control”), but without regard to the exclusion set forth in clause (c) of the definition of “change in control.” We will send to each Holder (with a copy to the Trustee and the conversion agent) written notice of the effective date of any make-whole Fundamental Change within 10 days after such effective date. We will indicate in such notice, among other things, the last day of the Make-Whole Conversion Period.
The Increase in the Conversion Rate
In connection with the Make-Whole Fundamental Change, we will increase the Conversion Rate by reference to the table below, based on the date when the Make-Whole Fundamental Change becomes effective, which we refer to as the “effective date,” and the “applicable price.” If the Make-Whole Fundamental Change is a transaction or series of related transactions described in clause (c) of the “change in control” definition set forth under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for our Class A Common Stock in the Make-Whole Fundamental Change consists solely of cash, then the “applicable price” will be the cash amount paid per share of our Class A Common Stock in the Make-Whole Fundamental Change. In all other cases, the “applicable price” will be the average of the Closing Sale Prices per share of our Class A Common Stock for the five consecutive Trading Days immediately preceding, but excluding, the relevant Effective Date. Our Board or an authorized committee thereof will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate in accordance with the Indenture where the Ex Date of the event occurs, at any time during those five consecutive Trading Days.
Subject to the provisions set forth under “—Conversion Rights-Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales,” upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, we shall, at our option, satisfy the related conversion obligation by physical settlement, cash settlement or combination settlement in accordance with the Indenture. However, if the consideration for our Class A Common Stock in any Make-Whole Fundamental Change described in the third paragraph of the change in control definition set forth under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the conversion obligation will be calculated based solely on the Applicable Price for the transaction and will be deemed to be an amount equal to, per $1,000 principal amount of converted Notes, the Conversion Rate (including any adjustment as described in this section), multiplied by such applicable price. In such event, the conversion obligation will be determined and shall be paid to Holders in cash on the second business day following the Conversion Date. The following table sets forth the number of additional shares per $1,000 principal amount of Notes that will be added to the Conversion Rate applicable to the Notes that are converted during the Make-Whole Conversion Period. The increased Conversion Rate will be used to determine the number of shares of common due upon conversion, as described under “—Conversion Rights-Settlement Upon Conversion” above. If an event occurs (other than a Make-Whole Fundamental Change as described in this paragraph) that requires an adjustment to the Conversion Rate, then, on the date and at the time on which such adjustment is so required to be made, each applicable price set forth in the table below under the column titled “Applicable Price” shall be deemed to be adjusted so that such applicable price, at and after such time, shall be equal to the product of:
•the Applicable Price as in effect immediately before such adjustment to such Applicable Price; and
•a fraction, the numerator of which is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and the denominator of which is the Conversion Rate to be in effect immediately after such adjustment to the Conversion Rate.
In addition, we will adjust the number of additional shares in the table below at the same time, in the same manner in which, and for the same events for which, we must adjust the Conversion Rate as described under “—Conversion Rights-Adjustments to the Conversion Rate.”

	Applicable Price
Effective Date	$14.96	$17.00	$19.00	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00
March 24, 2022	16.8489	14.1688	12.1895	11.3735	8.418	6.584	5.3434	4.4518	3.7807	3.2578	2.8387	2.4952
March 31, 2023	17.0053	14.1435	12.0563	11.204	8.1624	6.3197	5.0977	4.2323	3.5889	3.0922	2.6969	2.3748
March 31, 2024	17.4886	14.1435	12.0421	11.1235	7.914	6.0333	4.8197	3.9788	3.3642	2.8958	2.5271	2.229
March 31, 2025	18.0742	14.1435	11.9195	10.911	7.4876	5.5753	4.3886	3.5915	3.0222	2.5964	2.2655	2.0007
March 31, 2026	18.6979	14.1435	11.5137	10.39	6.7396	4.8443	3.7337	3.019	2.5251	2.164	1.888	1.6697
March 31, 2027	18.5856	13.5412	10.3116	9.112	5.4452	3.7197	2.7854	2.2203	1.846	1.5804	1.3811	1.2252
March 31, 2028	16.9779	11.4218	7.9916	6.7725	3.3904	2.088	1.4971	1.1805	0.9851	0.8502	0.7495	0.6702
March 31, 2029	16.8489	8.8271	2.6353	0.004	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact Applicable Price and Effective Date may not be as set forth in the table above, in which case:
•if the actual Applicable Price is between two applicable prices listed in the table above, or the actual Effective Date is between two effective dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the higher and lower applicable prices, or for the earlier and later effective dates based on a 365-day year, as applicable;
•if the actual Applicable Price is greater than $60.00 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the Conversion Rate; and
•if the actual Applicable Price is less than $14.96 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the Conversion Rate.
In the event of any increase in the Conversion Rate that would result in the Notes in the aggregate becoming convertible into shares of our Class A Common Stock in excess of the share issuance limitations of the listing rules of NYSE (regardless of whether we then have a class of securities listed on NYSE), we will, at our option (but without delaying delivery of consideration upon any conversion), either obtain stockholder approval of such issuances in accordance with the stockholder approval rules contained in such listing standards or (ii) pay cash in lieu of delivering any shares of our Class A Common Stock otherwise deliverable upon conversions in excess of such limitations based on the Closing Sale Price of our Class A Common Stock on the applicable Conversion Date (or if the conversion date is not a Trading Day, the next following Trading Day) in respect of which, in lieu of delivering shares of Class A Common Stock, we are paying cash pursuant to this paragraph. If we are paying cash in lieu of delivering shares of Class A Common Stock pursuant to this paragraph, we will notify the Trustee, the conversion agent and the holders of Notes of the maximum number of shares we will deliver per $1,000 principal amount of converted Notes in respect of the relevant conversion.

Our obligation to increase the Conversion Rate as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.
Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change
If a “Fundamental Change,” as described below, occurs, each Holder of Notes will have the right, at such Holder’s option, subject to the terms and conditions of the Indenture, to require us to repurchase for cash all or any portion of the Holder’s Notes in an Authorized Denomination, at a price equal to 100% of the principal amount of the Notes to be repurchased (or portion thereof), plus the sum of the amounts of all remaining scheduled interest payments (at the rate applicable to PIK Interest) through and including the Maturity Date. However, if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Notes at the Close of Business on such record date (without any surrender of such Notes by such Holder), and the Fundamental Change Repurchase Price will not include such accrued but unpaid interest.
We must repurchase the Notes on a date of our choosing, which we refer to as the “Fundamental Change repurchase date.” However, the Fundamental Change Repurchase Date shall be no later than 35 business days, and no earlier than 20 business days (or as such period may be extended pursuant to the Indenture), after the date we send the relevant notice of the Fundamental Change, as described below. On or before the 20th business day after the consummation of a Fundamental Change, we must send, or cause to be sent, to all holders of Notes in accordance with the Indenture, a notice regarding the Fundamental Change. The notice must state, among other things:
•the events causing the Fundamental Change;
•the date of the Fundamental Change;
•the Fundamental Change Repurchase Date;
•the last date on which a Holder may exercise its Fundamental Change Repurchase Right, which will be the business day immediately preceding the Fundamental Change repurchase date;
•the Fundamental Change Repurchase Price;
•the names and addresses of the Paying Agent and the conversion agent;
•the procedures that a Holder must follow to exercise its Fundamental Change Repurchase Right;
•the Conversion Rate and any adjustments to the Conversion Rate that will result from the Fundamental Change; and
•that Notes with respect to which a Holder has delivered a Fundamental Change Repurchase Notice may be converted, if otherwise convertible, only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture or if we Default in the payment of the Fundamental Change Repurchase Price.
To exercise the Repurchase Right, a Holder must deliver a written Fundamental Change Repurchase Notice to us (if we are acting as our own Paying Agent) or to the Paying Agent no later than the Close of Business on the business day immediately preceding the Fundamental Change Repurchase Date. This written notice must state:
•the certificate number(s) of the Notes that the Holder will deliver for repurchase, if they are in certificated form;

•the principal amount of the Notes to be repurchased, which must be an Authorized Denomination; and
•that the Notes are to be repurchased by us pursuant to the Fundamental Change provisions of the Indenture.
A Holder may withdraw any Fundamental Change Repurchase Notice by delivering to us (if we are acting as our own Paying Agent), or the Paying Agent, a written notice of withdrawal prior to the Close of Business on the business day immediately preceding the Fundamental Change repurchase date or such longer period as may be required by law, or if there is a Default in the payment of the Fundamental Change repurchase, at any time during which the Default continues. The notice of withdrawal must state:
•the name of the Holder;
•a statement that the Holder is withdrawing its election to require us to repurchase its Notes;
•the certificate number(s) of the Notes being withdrawn, if they are in certificated form;
•the principal amount of Notes being withdrawn, which must be an Authorized Denomination; and
•the principal amount, if any, of the Notes that remain subject to the Fundamental Change Repurchase Notice, which must be an Authorized Denomination.
If the Notes are not in certificated form, the above notices must comply with applicable DTC procedures. We will pay the Fundamental Change Repurchase Price no later than the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Note, together with necessary endorsements. If the Paying Agent (in the case of a Paying Agent other than us) holds as of 11:00 a.m. New York City time on a Fundamental Change Repurchase Date, money sufficient to pay the Fundamental Change Repurchase Price, Investor Repurchase Price or principal amount (plus accrued and unpaid interest, if any), with respect to all Notes to be repurchased or paid on such Fundamental Change Repurchase Date, Investor Repurchase Date or the Maturity Date, as the case may be, payable as in the Indenture provided on such Fundamental Change Repurchase Date, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price, Investor Repurchase Price or principal amount, or of such accrued and unpaid interest)), except as otherwise provided in the Indenture, on and after such date, interest on such Notes will cease to accrue, whether or not such Notes are delivered to the Paying Agent. Thereafter, all rights of the relevant holders shall terminate with respect to such securities, other than the right to receive the Fundamental Change Repurchase Price plus such accrued and unpaid interest in accordance with the Indenture.
A “Fundamental Change” will be deemed to occur upon the occurrence of a “change in control” or a “termination of trading.”
A “change in control” will be deemed to occur at such time (a) any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (Exchange Act)) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act as in effect on the Issue Date) of more than 50% of the total outstanding voting power of all classes of our capital stock entitled to vote generally in the election of directors (voting stock) provided that for the purposes of this clause (a), any outstanding shares of our Class B Common Stock, $0.0001 par value per share (Class B Common Stock) shall be treated as shares of Class A Common Stock on an as-converted basis and no effect shall be given to the voting power of shares of outstanding Class B Common Stock in excess of the voting power of such Class A Common Stock;
(b)the consummation of a sale, transfer, lease, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than us and/or one or more of our direct or indirect subsidiaries (for the avoidance of doubt a merger or consolidation of us with or into another person is not subject to clause (b));
(c)any transaction or series of related transactions is consummated in connection with which (whether by means of merger, exchange, liquidation, tender offer, consolidation, combination, reclassification, recapitalization, acquisition or otherwise) all or substantially all of our Class A Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash, but excluding the consummation of any merger, exchange, tender offer, consolidation or acquisition of us with or by another person pursuant to which the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s voting stock representing at least a majority of the total outstanding voting power of all outstanding classes of voting stock of the surviving, continuing or acquiring corporation in substantially the same proportion relative to each other as such ownership immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction; or
(d) the adoption of a plan relating to our liquidation or dissolution.
Notwithstanding the foregoing, (x) any transaction that constitutes a change in control pursuant to both clause (a) and clause (c) above shall be deemed to be a change in control solely under clause (c) above and (y) a transaction or transactions described in any of clauses (a), (b) or (c) above (including any merger solely for the purpose of changing our jurisdiction of incorporation) will not constitute a change in control if (i) at least 90% of the consideration received or to be received by holders of our Class A Common Stock or reference property into which the Notes have become convertible pursuant to “—Conversion Rights-Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales” (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of common equity listed or quoted on NYSE, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) (or which will be so traded when issued or exchanged in connection with such consolidation or merger) and (ii) as a result of such transaction or transactions, the Notes become convertible into or exchangeable for such consideration as described in “—Conversion Rights-Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales.”
There is no precise, established definition of the phrase “all or substantially all of the consolidated property or assets of our and our subsidiaries, taken as a whole” under applicable law. Accordingly, there may be uncertainty as to whether a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets would permit a Holder to exercise its right to have us repurchase its Notes in accordance with the Fundamental Change provisions described above.
A “termination of trading” is deemed to occur if our Class A Common Stock (or other common equity into which the Notes are then convertible) is not listed for trading on any of NYSE, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).
We may not have the financial resources, and we may not be able to arrange for financing, to pay the Fundamental Change Repurchase Price for all Notes holders have elected to have us repurchase. Furthermore, the terms of our existing or future Indebtedness may limit our ability to pay the repurchase price to repurchase Notes. Our failure to repurchase the Notes when required would result in an event of Default with respect to the Notes. The exercise by holders of the Notes of their right to require us to repurchase their Notes upon a Fundamental Change could cause a Default under our other outstanding

Indebtedness, even if the Fundamental Change itself does not. We may in the future enter into transactions, including recapitalizations, that would not constitute a Fundamental Change but that would increase our debt or otherwise adversely affect holders. Our incurrence of additional Indebtedness could adversely affect our ability to service our Indebtedness, including the Notes. In addition, the Fundamental Change repurchase feature of the Notes would not necessarily afford holders of the Notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the Notes. See “Risk Factors—We will not be obligated to purchase the Notes upon the occurrence of all significant transactions that are likely to affect the market price of our shares of our Class A Common Stock and/or the trading price of the Notes.” Furthermore, the Fundamental Change repurchase feature of the Notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to a Holder. See “Risk Factors—The Fundamental Change and Make-Whole Fundamental Change provisions may delay or prevent an otherwise beneficial takeover attempt of us.” In connection with any Fundamental Change offer, we will, to the extent applicable:
•comply with the provisions of Rule 13e-4, Rule 14e-1 and Regulation 14E under the Exchange Act and all other applicable laws;
•file a Schedule TO or any other required schedules under the Exchange Act or other applicable laws; and
•otherwise comply with all applicable United States federal and state securities laws in connection with any offer by us to repurchase the Notes; provided that any time period specified in this section “Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” shall be extended to the extent necessary for such compliance.
No Notes may be repurchased by us under this section on any date if, on such date, the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.
Holders May Require Us to Repurchase Their Notes Upon Notice
On and after March 24, 2027, each Holder of Notes shall have the right (Investor Repurchase Right), at such Holder’s option and on one or more occasions, to require us to repurchase (Investor Repurchase) all of such Holder’s Securities (or any portion thereof in Authorized Denomination (as defined in the Indenture)), on a date selected by such Holder (an Investor Repurchase Date), at a price, payable in cash, equal to the Investor Repurchase Price (accrued at the rate of interest elected by us for the immediately preceding quarter), subject to satisfaction of the following conditions:
•delivery to the Company (with a copy to the Paying Agent designated by us for such purpose and the Trustee), at least 60 days prior to the applicable Investor Repurchase Date of a Repurchase Notice, in the form set forth in the Notes or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:
(A)the applicable Investor Repurchase Date;
(B)the certificate number(s) of the Notes that the Holder will deliver to be repurchased, if such Notes are Physical Securities (as defined in the Indenture)
(C)the principal amount of Notes to be repurchased, which must be an Authorized Denomination; and
(D)that such principal amount of Notes are to be repurchased pursuant to the terms and conditions of the Indenture; and
•delivery to the Company (with a copy to the Paying Agent designated by the Company for such purpose and the Trustee), at any time after the delivery of such Repurchase Notice, of such Notes (together with all necessary endorsements) with respect to which the Investor Repurchase

Right is being exercised, if such Notes are Physical Securities, or book-entry transfer of the Notes, if the Notes are global securities, in compliance with the Applicable Procedures;
provided, however, that (x) a Holder shall be entitled to exercise the Investor Repurchase Right once each fiscal quarter, during the five business days following the date we announce our earnings for the immediately preceding fiscal quarter (or during the last five business days of a quarter if we has not made such an earnings announcement); and (y) if such Investor Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Notes at the Close of Business on such Record Date (without any surrender of such Notes by such Holder), and the Investor Repurchase Price shall not include any accrued but unpaid interest.
We may defer an Investor Repurchase Date one time (and only one time with respect to an Investor Repurchase Date) by up to an additional 90 days, by prior written notice to the Trustee and the Holder(s) exercising the Investor Repurchase Right, if and only to the extent (i) we, after using its reasonable best efforts, are not able to obtain the financing necessary to pay the Investor Repurchase Price during the period between the delivery of the related Repurchase Notice and the original Investor Repurchase Date specified by such Holder, (ii) we shall continue to exercise its reasonable best efforts to obtain such financing as promptly as is reasonably practicable during the period it elects to defer the Investor Repurchase Date and (iii) we shall pay additional interest in cash on such Notes to be repurchased from, and including, the original Investor Repurchase Date specified by a Holder to, and including, the date on which the Company has repurchased all of the Notes for which such Holder has validly exercised its Investor Repurchase Right, such that the Notes during such period accrue interest at a total rate of 10.00% per annum.
If such Notes are held in book-entry form through the depository, the delivery of any Notes, Repurchase Notice, the deferral of such Investor Repurchase Date pursuant to the immediately preceding paragraph or notice of withdrawal pursuant to the immediately succeeding paragraph shall comply with the Applicable Procedures.
Notwithstanding anything in the Indenture to the contrary, any Holder of SL Securities that has delivered the Repurchase Notice to us (with a copy to the Paying Agent designated by the Company for such purpose and the Trustee) shall have the right to withdraw such Repurchase Notice one time (Withdrawal Limit) (which withdrawal may be for any reason and in such Holder’s sole discretion) by delivery, at any time prior to the Close of Business on the business day immediately preceding the Investor Repurchase Date (or, if there shall be a Default in the payment of the Investor Repurchase, at any time during which such Default is continuing), of a written notice of withdrawal to the Company (with a copy to the Paying Agent designated by us for such purpose and the Trustee), provided that such Holder shall reimburse the Company for any reasonable, market-based undrawn commitment fees payable on, and reasonable, out-of-pocket expense incurred in connection with, any financing the Company has arranged to pay the related Investor Repurchase Price prior to the withdrawal of such Repurchase Notice, it being understood that the Trustee shall have no obligation to monitor such Holder’s compliance with the foregoing.
If we enter into a binding agreement for, announces and/or consummates a Fundamental Change after a Holder exercises the Investor Repurchase Right and on or prior to the related Investor Repurchase Date, such Holder shall have the right to withdraw such Repurchase Notice at any time prior to the Close of Business on the Investor Repurchase Date (or, if there shall be a Default in the payment of the Investor Repurchase, at any time during which such Default is continuing). Any such withdrawal by a Holder of SL Security shall not be subject to the Withdrawal Limit and such withdrawal shall not count against the Withdrawal Limit.

Neither any Paying Agent appointed by us nor the Trustee shall have any obligation to determine whether any Holder or withdrawal complies with the Withdrawal Limit and whether any deferral of the Investor Repurchase Date complies with the terms of the Indenture.
•We shall pay, or cause to be paid, the Investor Repurchase Price with respect to each Note as to which the Investor Repurchase Right shall have been exercised to the Holder thereof no later than the later of the Investor Repurchase Date and the time of book-entry transfer or when such Notes are surrendered to the Paying Agent together with any necessary endorsements.
•We shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) money, in funds immediately available on the Investor Repurchase Date, sufficient to pay the Investor Repurchase Price upon the Investor Repurchase for all of the Notes that are to be repurchased by the Company on such Investor Repurchase Date pursuant to the Investor Repurchase. The Paying Agent shall, promptly after delivering the Investor Repurchase Price to Holders entitled thereto and upon written demand by the Company, return to the Company as soon as practicable, any money in excess of the Investor Repurchase Price.
•Once the Repurchase Notice has been duly given, the Notes to be repurchased pursuant to an Investor Repurchase shall, on the applicable Investor Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the Investor Repurchase Price), except as otherwise provided in the Indenture with respect to the Investor Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Notes shall cease to bear interest (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent), and all rights of the relevant Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, such consideration and any other applicable rights under the Indenture.
•Notes with respect to which a Repurchase Notice has been duly delivered may be converted only if such Repurchase Notice has been withdrawn or we Default in the payment of the Investor Repurchase Price.
•If any Note shall not be paid on the Investor Repurchase Date upon book-entry transfer or surrender thereof for Investor Repurchase, the principal of, and accrued and unpaid interest on, such Note shall, until paid, bear interest, payable in cash, at the rate borne by such Note on the principal amount of such Note, and such Note shall be convertible if any Repurchase Notice with respect to such Note.
•Any Note that is to be submitted for Investor Repurchase only in part shall be delivered (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to us and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a notarization or medallion guarantee), and the Company shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, of any Authorized Denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Note not duly submitted for Investor Repurchase.
•Notwithstanding anything in the Indenture to the contrary, except in the case of an acceleration resulting from a Default relating to the payment of the Investor Repurchase Price, there shall be no purchase of any Notes on any date if, on such date, the principal amount of the Notes shall have been accelerated in accordance with the Indenture and such acceleration shall not have been rescinded on or prior to such date in accordance with the Indenture. The Paying Agent will promptly return to the respective holders thereof any Notes held by it during the continuance of such an acceleration.

“Authorized Denomination” means, with respect to a security, subject to the issuance of PIK securities or the increase in the principal amount of a Note in order to evidence PIK Interest, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof, and after the issuance of PIK Securities or an increase in the principal amount of a Note due to the payment of PIK Interest, a principal amount of $1.00 and integral multiples of $1.00 in excess thereof.
No Optional Redemption
No “sinking fund” is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically. Prior to the Maturity Date the Notes will not be redeemable.
Consolidation, Merger and Sale of Assets
The Indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole, to, another Person (other than one or more of our subsidiaries), whether in a single transaction or series of related transactions, unless, among other things:
•we are the continuing Person or such other Person is organized and existing under the laws of the United States, any state of the United States or the District of Columbia, such other Person assumes all of our obligations under the Notes and the Indenture, and following such transaction or series of related transactions the reference property does not include interests in an entity that is a partnership for U.S. federal income tax purposes; and
•immediately after giving effect to such transaction or series of transactions, no Default or event of Default shall have occurred and be continuing under the Indenture.
When the successor assumes all of our obligations under an Indenture, except in the case of a lease, our obligations under the Indenture will terminate. Some of the transactions described above could constitute a Fundamental Change that permits holders to require us to repurchase their Notes, as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.” There is no precise, established definition of the phrase “all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our and our subsidiaries’ consolidated property or assets.
Events of Default
The following are events of Default under the Indenture for the Notes:
•our failure to pay the principal of any Note when due, whether on the Maturity Date, on a Fundamental Change Repurchase Date with respect to a Fundamental Change, on an Investor Repurchase Date, upon acceleration or otherwise;
•our failure to pay an installment of interest on any Note when due (in cash or through the crediting of PIK Interest or issuance of PIK Securities), if the failure continues for 30 days after the date when due;
•our failure to satisfy our conversion obligations upon the exercise of a Holder’s conversion right;
•our failure to comply with our obligations (including the obligation to deliver a Fundamental Change notice) under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “—Consolidation, Merger and Sale of Assets” above;
•our failure to comply with any other term, covenant or agreement contained in the Notes or the Indenture, if the failure is not cured within 60 days after notice to us by the Trustee or to the

Trustee and us by holders of at least 25% in aggregate principal amount of the Notes then outstanding, in accordance with the Indenture;
•we or any significant subsidiary (as defined below) fails to pay when due (whether at stated maturity or otherwise), after the expiration of any applicable grace period, the principal or interest on Indebtedness for borrowed money, where the amount of such unpaid principal and/or interest is in an aggregate amount in excess of $25,000,000 (or its foreign currency equivalent), or a Default occurs that results in the acceleration of maturity, of any Indebtedness for borrowed money of our or any significant subsidiary in an aggregate amount in excess of $25,000,000 (or its foreign currency equivalent), and such failure or Default continues for thirty (30) days after written notice of such failure or Default is given to us by the Trustee or to us and the Trustee by the holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding;
•a final judgment for the payment in excess of $25,000,000 (or its foreign currency equivalent) (excluding any amounts covered by insurance or subject to a binding indemnity from a financially responsible third party with resources sufficient to pay such indemnity obligation when due) is rendered against us or any significant subsidiary, which judgment is not discharged or stayed within thirty (30) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or
•certain events of bankruptcy, insolvency or reorganization with respect to us or any of our significant subsidiaries.
A “significant subsidiary,” for purposes of the sixth, seventh and eighth bullets above, is subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02(w) under Regulation S-X; provided that, in the case of a subsidiary that meets the criteria of clause (3) of such definition of “significant subsidiary” but not clause (1) or (2) of such definition, such subsidiary shall not be deemed to be a significant subsidiary unless such subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $50,000,000.
If an event of Default, other than an event of Default referred to in the eighth bullet above, has occurred and is continuing, either the Trustee, by notice to us, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to us and the Trustee, may declare 100% of the principal of, and any accrued and unpaid interest on, all Notes to be immediately due and payable. In the case of an event of Default referred to in bullet (8) in the paragraph above, 100% of the principal of, and accrued and unpaid interest on, all Notes will automatically become immediately due and payable.
Notwithstanding the foregoing, for the first 270 days immediately following an event of Default relating to our obligations as set forth in the first paragraph under the heading “—Annual Reports” below or for failure to comply with the requirements of Section 314(a)(1) of the TIA (at any time such section is applicable to the Indenture, if any) (which will be the 61st day after written notice is provided to us of the Default as described in bullet (5) in the paragraph above, unless such failure is cured or waived prior to such 61st day), the sole remedy for any such event of Default shall, at our election, be the accrual of special interest on the Notes at a rate per year equal to (i) 0.25% of the outstanding principal amount of the Notes for the first 180 days following the occurrence of such event of Default and (ii) 0.50% of the outstanding principal amount of the Notes for the last 90 days of such 270 day period, in each case, payable semi-annually at the same time and in the same manner as regular interest payments on the Notes. The special interest will accrue on all outstanding Notes from, and including the date on which such event of Default first occurs to, and including, the 270th day thereafter (or such earlier date on which such event of Default shall have been cured or waived). On and after the 271st day immediately following an event of Default relating to our obligations as set forth under the heading “—Annual Reports” below, if we elected to pay the special interest, such special interest will cease to accrue and, if such event of

Default has not been cured or waived prior to the 271st day, either the Trustee, by written notice to us, or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by written notice to us and the Trustee, may immediately declare the principal amount of the Notes and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable.
If any portion of the amount payable on the Notes upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of any such portion. After any acceleration of the Notes, the Holders of a majority in aggregate principal amount of the Notes by written notice to the Trustee, may rescind or annul such acceleration in certain circumstances, if:
•the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;
•all events of Default, other than the non-payment of accelerated principal or interest, have been cured or waived (or are waived concurrently with such rescission or annulment); and
•all amounts due to the Trustee have been paid.
The Indenture does not obligate the Trustee to exercise any of its rights or powers at the request or demand of the Holders, unless the Holders have offered to the Trustee security or indemnity that is satisfactory to the Trustee against the costs, expenses and liabilities that the Trustee may incur to comply with the request or demand. Subject to the relevant provisions of the Indenture, applicable law and the Trustee’s rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
No Holder will have any right to institute any suit, action or proceeding in equity or in law upon or under or with respect to the Indenture, or for the appointment of a receiver or a Trustee, or for any other remedy under the Indenture, unless:
•the Holder previously shall have given the Trustee written notice of a continuing event of Default;
•the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee;
•the Holder or Holders shall have offered and, if requested, provided the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense in connection with pursuing such remedy; and
•the Trustee shall have failed to comply with the request for 60 days after receipt of such notice, request and offer of indemnity, and during such 60 day period, the Holders of a majority in aggregate principal amount of the Notes then outstanding have not given the Trustee a direction that is inconsistent with the request.
However, the above limitations do not apply to a suit by a Holder to enforce:
•the payment of all amounts due with respect to the Notes (including any principal, interest or the Fundamental Change Repurchase Price or the Investor Repurchase Price);
•the right to convert that Holder’s Notes in accordance with the Indenture;
•the right to bring suit for the enforcement of any such payment or conversion.
•the payment of all amounts due with respect to the Notes (including any principal, interest or the Fundamental Change Repurchase Price or the Investor Repurchase Price);
•the right to convert that Holder’s Notes in accordance with the Indenture;

•the right to bring suit for the enforcement of any such payment or conversion.
Except as provided in the Indenture, the Holders of a majority of the aggregate principal amount of outstanding Notes may, by written notice to the Trustee, waive on behalf of all holders of Notes any past Default or event of Default and its consequences, other than a Default or event of Default:
•in the payment of principal of, or interest on, any Note or in the payment of the Fundamental Change Repurchase Price or Investor Repurchase Price, as the case may be;
•arising from our failure to convert any Note in accordance with the Indenture;
•in respect of any provision under the Indenture or the Notes that cannot be modified or amended without the consent of the holders of each outstanding Note affected, if:
•all existing Defaults or events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived; and
•the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
We will notify the Trustee within 30 days of our becoming aware of the occurrence of any Default or event of Default. In addition, the Indenture requires us to furnish to the Trustee, within 120 calendar days after the end of each fiscal year, commencing with the fiscal year ending January 31, 2023, a certificate from the principal executive, financial or accounting officer of ours stating that such officer has conducted or supervised a review of the activities of us and our performance of obligations under the Indenture and the Notes and that, based upon such review, no Default or event of Default exists thereunder or, if a Default or event of Default exists, specifying such event, status and the remedial action proposed to be taken by us with respect to such Default or event of Default. If a Default or event of Default has occurred and the Trustee has received notice of the Default or event of Default in accordance with the Indenture, or as to which a responsible officer of the Trustee who shall have direct responsibility for the administration of the Indenture shall have actual knowledge, the Trustee must send to each registered Holder of Notes a notice of the Default or event of Default within 30 days after receipt of the notice or after acquiring such knowledge, as applicable. However, the Trustee need not send the notice if the Default or event of Default:
•has been cured or waived; or
•is not in the payment or delivery of any amounts due (including principal, interest, the Fundamental Change Repurchase Price, or the Investor Repurchase Price or the consideration due upon conversion) with respect to any Note and the Trustee in good faith determines that withholding the notice is in the best interests of the Holders.
Modification and Waiver
We may amend or supplement the Indenture or the Notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Notes). In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding Notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Notes) our compliance with any provision of the Indenture or Notes without notice to any other Holder of Notes. Notwithstanding the two prior sentences, we have agreed with Silver Lake Group that for so long as the Silver Lake Group collectively beneficially owns at least 50% of the Notes beneficially owned by them immediately following the issuance of the Initial Notes, we will not, without the consent of Silver Lake Group, make any amendment or supplement to, or consent to a waiver of any provision of the Indenture or the Notes that requires the consent of the holders of the Notes.

However, without the consent of the holders of each outstanding Note affected, no amendment, supplement or waiver may:
•change the stated maturity of the principal of, or the payment date of any installment of interest on, any Note;
•reduce the principal amount of any Note, or any interest on, any Note;
•change the place or currency of payment of principal of, or interest on, any Note;
•impair the right of any Holder to receive any payment on, or with respect to, or any delivery or payment due upon the conversion of, any Note or impair the right to institute a suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any Note;
•reduce the Fundamental Change Repurchase Price or Investor Repurchase Price of any Notes or modify, in a manner adverse to the Holders of the Notes, our obligations relating to the right of the holders to require us to repurchase Notes upon a Fundamental Change or to repurchase Notes on or after March 24, 2027;
•reduce the Conversion Rate other than as provided under the Indenture or adversely affect the right of the Holders of the Notes to convert their Notes in accordance with the Indenture;
•reduce the percentage in aggregate principal amount of outstanding Notes whose Holders must consent to a modification to or amendment of any provision of the Indenture or the Notes; or
•modify certain provisions of the Indenture that require each Holder’s consent or the provisions relating to the modification and waiver of Defaults, except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.
Notwithstanding the foregoing or anything to the contrary, so long as any SL Securities are outstanding, without the consent of the holders of 100% of the aggregate principal amount of the SL Securities, an amendment, supplement or waiver, including a waiver of a past Default, may not modify any provision contained in the Indenture specifically and uniquely applicable to the SL Securities in a manner adverse to the Holders of, or the holders of a beneficial interest in, the SL Securities.
We may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder of the Notes to:
•evidence the assumption of our obligations under the Indenture and Notes by a successor upon our consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole, in accordance with the Indenture;
•make adjustments in accordance with the Indenture to the right to convert the Notes upon certain reclassifications in our Class A Common Stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole;
•evidence the assumption of our obligations under the Indenture and Notes by a successor upon our consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole, in accordance with the Indenture;
•make adjustments in accordance with the Indenture to the right to convert the Notes upon certain reclassifications in our Class A Common Stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole;
•secure our obligations in respect of the Notes or add guarantees with respect to the Notes;
•evidence and provide for the appointment of a successor Trustee pursuant to the terms of the Indenture;
•comply with the provisions of any securities depository, including DTC, clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the registrar, relating to transfers and exchanges of any applicable Notes pursuant to the Indenture;
•add to our covenants or events of Default for the benefit of the Holders of the Notes or to surrender any right or power conferred upon us;
•make provision with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture;
•to make any change that does not adversely affect the rights of any Holder;
•to permit the conversion of the Notes into reference property in accordance with the Indenture;
•to provide for or confirm the issuance of additional Notes or PIK Notes; or
•comply with the requirement of the Securities and Exchange Commission (SEC) in order to effect or maintain the qualification of the Indenture and any supplemental indenture under the TIA.
In addition, we and the Trustee may enter into a supplemental Indenture without the consent of holders of the Notes in order to cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not materially adversely affect the rights of any Holder in any respect.
Discharge
We may generally satisfy and discharge our obligations under the Indenture:
•by delivering all outstanding Notes to the Trustee for cancellation; or
•if after all outstanding Notes have become due and payable at their scheduled maturity, upon conversion or repurchase upon Fundamental Change or an Investor Repurchase we irrevocably deposit with the Trustee or the Paying Agent (if the Paying Agent is not us or any of our Affiliates) cash (or, in the case of conversion, deliver to the holders of Class A Common Stock (and cash in lieu of any fractional shares), as applicable, solely to satisfy our conversion obligation) sufficient to satisfy all obligations due on all outstanding Notes and pay all other sums payable under the Indenture.
Calculations in Respect of Notes
We and our agents are responsible for making all calculations under the Indenture and Notes. These calculations include, but are not limited to, determinations of the closing sale price of our Class A Common Stock, the number of shares deliverable upon conversion of the Notes, adjustments to the conversion price and the Conversion Rate, the Daily VWAPs, the Conversion Rate of the Notes, Fundamental Change Repurchase Price, the Investor Repurchase Price, the amount of conversion consideration deliverables in respect of any conversion and the amounts of interest payable on the Notes. We and our agents will make all of these calculations in good faith, and, absent manifest error, these calculations will be final and binding on all holders of Notes. We will provide a copy of these calculations to the Trustee (and conversation agent if not the Trustee), as required, and the Trustee is entitled to conclusively rely on the accuracy of our calculations without independent verification.

No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the Notes or the Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Annual Reports
We must provide the Trustee with a copy of the reports we must file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the date 15 business days after such reports must be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The filing of these reports with the SEC through its EDGAR database within the time periods for filing the same under the Exchange Act (taking into account any applicable grace periods provided thereunder) will satisfy our obligation to furnish those reports to the Trustee. To the extent the TIA then applies to the Indenture, we will comply with TIA §314(a). In addition, while the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended (Securities Act), we will, during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, furnish to Holders of the Notes and prospective investors, upon request, the information required to be delivered pursuant to Rule 144(c)(2) under the Securities Act.
Unclaimed Money
Subject to applicable escheatment laws, if money deposited with the Trustee or Paying Agent for the payment of principal of, or accrued and unpaid interest on, the Notes remains unclaimed for two years, the Trustee and Paying Agent will pay the money back to us upon our written request. After the Trustee or Paying Agent pays the money back to us, Holders of Notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to the money will cease.
Purchase and Cancellation
The Registrar, Paying Agent and conversion agent will forward to the Trustee any Notes surrendered to them for transfer, exchange, payment or conversion, and the Trustee will promptly cancel those Notes in accordance with its customary procedures. We will not issue new Notes to replace Notes that we have paid or delivered to the Trustee for cancellation or that any Holder has converted.
We may, to the extent permitted by law, purchase Notes in the open market or by tender offer at any price or by private agreement. We may, at our option surrender to the Trustee for cancellation any Notes we purchase in this manner. Notes surrendered to the Trustee for cancellation may not be reissued or resold and will be promptly cancelled.
Replacement of Notes
We will replace mutilated, lost, destroyed or stolen Notes at the Holder’s expense upon delivery to the Trustee of the mutilated Notes or evidence of the loss, destruction or theft of the Notes satisfactory to the Trustee and us. In the case of a lost, destroyed or stolen Note, we or the Trustee may require, at the expense of the Holder, indemnity (including in the form of a bond) reasonably satisfactory to us and the Trustee.
Trustee
The Trustee for the Notes is U.S. Bank Trust Company, National Association. We have appointed the Trustee as the initial Paying Agent, registrar and conversion agent with regard to the Notes. The Indenture permits the Trustee to deal with us and any of our affiliates with the same rights the Trustee would have if it were not Trustee. U.S. Bank Trust Company, National Association and its affiliates have in the past provided or may from time to time in the future provide banking and other services to us in the ordinary course of their business.
The Holders of a majority in aggregate principal amount of the Notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain exceptions. If an event of Default occurs and is continuing, the Trustee must exercise its rights and powers under the Indenture using the same degree of care and skill as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs. The Indenture does not obligate the Trustee to exercise any of its rights or powers at the request or demand of the Holders, unless the Holders have offered to the Trustee security or indemnity that is satisfactory to the Trustee against the costs, expenses and liabilities that the Trustee may incur to comply with the request or demand.
Listing and Trading
We do not intend to apply for listing of the Notes on any securities exchange or to arrange for their quotation on any interdealer quotation system. Our Class A Common Stock is listed for trading on NYSE.
Registration Rights
We prepared this prospectus in connection with our obligations under the Investment Agreement with certain registration rights with respect to the resale of the Notes and the shares of Class A Common Stock issuable upon conversion of the Notes, if any. Pursuant to the Investment Agreement by and between Zuora and Silver Lake Alpine II, L.P. (together with its affiliates, Silver Lake or Silver Lake Group), dated as of March 2, 2022, as amended by that certain Amendment No. 1 to Investment Agreement, dated as of September 22, 2023, by and between Zuora and Silver Lake (Investment Agreement), we have agreed to use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of such time as all registrable securities have (i) been sold in accordance with the plan of distribution disclosed in this prospectus or (ii) otherwise cease to be outstanding.
Form, Denomination and Registration of Notes
The Notes have been issued in registered form, without interest coupons, in minimum denominations and integral multiples of $1,000 principal amount, in the form of securities as set forth in the Indenture. The Trustee need not register the transfer of or exchange any Note for which a Fundamental Change Repurchase Notice has been delivered, and not withdrawn, except (i) if we Default in the payment of the Fundamental Change Repurchase Price or (ii) with respect to that portion of the Notes not being repurchased.
Physical securities may be issued in exchange for interests in a global security solely pursuant to the Indenture. So long as the Notes, or portion thereof, are eligible for book-entry settlement with the depository, unless otherwise required by law, subject to the Indenture, such Notes may be represented by one or more Notes in global form registered in the name of the depository or the nominee of the depository (global securities). The transfer and exchange of beneficial interests in any such global securities shall be effected through the depositary in accordance with the Indenture and the Applicable Procedures of the depository. Except as provided in the Indenture, beneficial owners of a global security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical securities and such beneficial owners will not be considered holders of such global security. Any global securities shall represent such amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a global security to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the global security, at the written direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture. Payment of principal of, and interest on, any global securities (including the Fundamental Change Repurchase Price, if applicable) shall be made to the depository in immediately available funds.
We will not impose a service charge in connection with any transfer or exchange of any Note.
Governing Law
The Indenture and the Notes, and any claim, controversy or dispute arising under or related to the Indenture or the Notes, are governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS
General
On March 24, 2022 (Initial Closing Date), Zuora, Inc. (Zuora, we, us, our or the Company) issued warrants to acquire up to 7,500,000 shares of Zuora’s Class A Common Stock, par value $0.0001 (Class A Common Stock), exercisable for a period of seven years from the Initial Closing Date (Warrants), provided, that such Warrants shall be exercisable for up to an additional 5,762,500 shares of Class A Common Stock, for an aggregate total of 13,262,500 shares of Class A Common Stock, upon a change in control of the Company or upon the Class A Common Stock no longer being listed for trading on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (such event, a Make-Whole Fundamental Change). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Warrants.
The Warrants are exercisable for shares of Class A Common Stock until March 24, 2029. The Warrants consist of (i) warrants to purchase 2,500,000 shares of Class A Common Stock which shall be exercisable at $20.00 per share, provided, that, upon a Make-Whole Fundamental Change the warrants may be exercisable for up to an additional 1,652,500 shares of Class A Common Stock, (ii) warrants to purchase 2,500,000 shares of Class A Common Stock which shall be exercisable at $22.00 per share provided, that, upon a Make-Whole Fundamental Change the warrants may be exercisable for up to an additional 1,917,500 shares of Class A Common Stock and (iii) warrants to purchase 2,500,000 shares of Class A Common Stock which shall be exercisable at $24.00 per share provided, that, upon a Make-Whole Fundamental Change the warrants may be exercisable for up to an additional 2,192,500 shares of Class A Common Stock. The shares of Class A Common Stock issuable upon exercise of the Warrants are referred to herein as “Warrant Shares.”
Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Warrants.
Adjustment to the Exercise Price Upon the Occurrence of a Make-Whole Fundamental Change
If a Make-Whole Fundamental Change occurs, then we will increase the number of Warrant Shares by an amount equal to the amount set forth in the following tables, which corresponds to the effective date (Effective Date) of a Make-Whole Fundamental Change and the Applicable Price (as defined below) of such Make-Whole Fundamental Change (such amount, a Make-Whole Applicable Increase). In the event of such adjustment, the Warrant exercise price, which is $20.00, $22.00 or $24.00, as applicable, subject to adjustment (Warrant Exercise Price) shall immediately be decreased by multiplying such Warrant exercise price by a fraction, the numerator of which is the number of Warrant Shares in full immediately prior to such adjustment, and the denominator of which is the new number of Warrant Shares.
Warrants with a $20 per share Exercise Price

	Applicable Price
Effective Date	$14.96	$17.00	$19.00	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00
March 24, 2022	0.740	0.615	0.522	0.483	0.344	0.259	0.203	0.164	0.135	0.114	0.098	0.085
March 31, 2023	0.703	0.579	0.488	0.450	0.315	0.233	0.180	0.144	0.118	0.098	0.084	0.072
March 31, 2024	0.661	0.540	0.450	0.413	0.282	0.205	0.156	0.122	0.099	0.081	0.068	0.059
March 31, 2025	0.615	0.495	0.407	0.371	0.246	0.173	0.128	0.098	0.078	0.063	0.053	0.045
March 31, 2026	0.562	0.443	0.357	0.322	0.203	0.137	0.098	0.072	0.056	0.044	0.036	0.030
March 31, 2027	0.499	0.381	0.297	0.263	0.153	0.095	0.063	0.045	0.033	0.025	0.020	0.017
March 31, 2028	0.422	0.300	0.217	0.186	0.088	0.045	0.026	0.016	0.012	0.009	0.008	0.007
March 31, 2029	0.337	0.176	0.053	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

Warrants with a $22 per share Exercise Price

	Applicable Price
Effective Date	$14.96	$17.00	$19.00	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00
March 24, 2022	0.848	0.706	0.601	0.557	0.398	0.301	0.236	0.191	0.158	0.133	0.114	0.099
March 31, 2023	0.810	0.670	0.565	0.522	0.367	0.273	0.212	0.169	0.138	0.116	0.098	0.085
March 31, 2024	0.767	0.629	0.526	0.484	0.333	0.243	0.185	0.145	0.117	0.097	0.081	0.069
March 31, 2025	0.720	0.582	0.481	0.440	0.294	0.208	0.155	0.119	0.094	0.076	0.063	0.053
March 31, 2026	0.667	0.530	0.430	0.389	0.248	0.169	0.121	0.090	0.069	0.055	0.044	0.037
March 31, 2027	0.605	0.467	0.368	0.328	0.194	0.122	0.082	0.057	0.042	0.032	0.025	0.021
March 31, 2028	0.532	0.388	0.287	0.248	0.122	0.064	0.036	0.023	0.015	0.011	0.009	0.008
March 31, 2029	0.470	0.294	0.158	0.100	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Warrants with a $24 per share Exercise Price

	Applicable Price
Effective Date	$14.96	$17.00	$19.00	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00
March 24, 2022	0.958	0.800	0.682	0.633	0.455	0.344	0.271	0.219	0.182	0.153	0.132	0.114
March 31, 2023	0.919	0.762	0.645	0.597	0.422	0.315	0.245	0.196	0.160	0.134	0.114	0.098
March 31, 2024	0.877	0.721	0.605	0.557	0.386	0.282	0.216	0.170	0.137	0.113	0.095	0.081
March 31, 2025	0.829	0.674	0.559	0.512	0.345	0.246	0.183	0.141	0.112	0.091	0.075	0.063
March 31, 2026	0.776	0.620	0.506	0.460	0.297	0.203	0.146	0.109	0.084	0.066	0.054	0.044
March 31, 2027	0.717	0.558	0.444	0.397	0.239	0.153	0.103	0.072	0.053	0.040	0.031	0.025
March 31, 2028	0.649	0.483	0.364	0.317	0.163	0.088	0.050	0.031	0.020	0.015	0.011	0.009
March 31, 2029	0.604	0.412	0.263	0.200	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
provided, however:
•if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the row titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the column immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such higher and lower Applicable Prices, or for such earlier and later Effective Dates based on a three hundred and sixty five (365) day year, as applicable;
•if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $60.00 per share (subject to adjustment in the same manner as the Applicable Prices), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $14.96 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 4), then the Make-Whole Applicable Increase shall be equal to zero (0);
•if an event occurs that requires an adjustment to the Warrant Shares or Warrant Exercise Price, then, on the date and at the time such adjustment is so required to be made, each Applicable Price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (A) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (B) a fraction the numerator of which is the number of Warrant Shares issuable upon the exercise of this Warrant in full immediately prior to such adjustment, and the denominator of which is the new number of Warrant Shares issuable upon exercise of this Warrant, immediately after such adjustment; and
•each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner, for the same events and at the same time as the Warrant Shares and/or Warrant

Exercise Price are required to be adjusted for stock splits, subdivisions, reclassifications or combinations.
We will send to the Warrant holder written notice of the Effective Date of the Make-Whole Fundamental Change within ten (10) days after such Effective Date. Each such notice shall also state that, in connection with such Make-Whole Fundamental Change, we shall increase, in accordance herewith, the number of Warrant Shares.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the most important terms of the capital stock of Zuora, Inc. (Zuora, we, us, our or the Company). Because it is only a summary, it does not contain all the information that may be important to you. This description summarizes provisions included in our restated certificate of incorporation (Restated Certificate of Incorporation) and amended and restated bylaws (Amended and Restated Bylaws). For a complete description, you should refer to our Restated Certificate of Incorporation and our Amended and Restated Bylaws, which are filed with the Securities and Exchange Commission (SEC) and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law.
Our authorized capital stock consists of 500,000,000 shares of our Class A Common Stock, $0.0001 par value per share (Class A Common Stock), 500,000,000 shares of our Class B Common Stock, $0.0001 par value per share (Class B Common Stock), and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share (Preferred Stock).
Class A Common Stock and Class B Common Stock
Dividend Rights
Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our Board of Directors (Board), in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine.
Voting Rights
Holders of our Class A Common Stock are entitled to one vote for each share of Class A Common Stock held on all matters submitted to a vote of stockholders and holders of our Class B Common Stock are entitled to ten votes for each share of Class B Common Stock held on all matters submitted to a vote of stockholders. Holders of shares of our Class A Common Stock and Class B Common Stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by Delaware law or our Restated Certificate of Incorporation.
Our Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election. Our Restated Certificate of Incorporation establishes a classified Board, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
No Preemptive or Similar Rights
Our Common Stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Change of Control Transactions
In the case of any distribution or payment in respect of the shares of our Class A Common Stock or Class B Common Stock upon a merger or consolidation with or into any other entity, or other substantially similar transaction, the holders of our Class A Common Stock and Class B Common Stock will be treated equally and identically with respect to shares of Class A Common Stock or Class B Common Stock owned by them, unless the only difference in the per share distribution to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share Class B Common Stock have ten times the voting power of any securities distributed to the holder of a share of Class A Common Stock, or such merger, consolidation, or other transaction is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class.
Subdivisions and Combinations
If we subdivide or combine in any manner outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class will be subdivided or combined in the same manner, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class.
Conversion
Each outstanding share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock. In addition, each share of Class B Common Stock will convert automatically into one share of Class A Common Stock upon any transfer, whether or not for value, except for certain permitted transfers described in our Restated Certificate of Incorporation, including transfers to family members, trusts solely for the benefit of the stockholder or their family members, and partnerships, corporations, and other entities exclusively owned by the stockholder or their family members. Once converted or transferred and converted into Class A Common Stock, the Class B Common Stock will not be reissued.
All the outstanding shares of our Class B Common Stock will convert automatically into shares of our Class A Common Stock upon the date that is the earlier of (i) the date specified by a vote of the holders of 66 2/3% of the outstanding shares of our Class B Common Stock, (ii) April 16, 2028 (ten years from the closing date of our initial public offering of Class A Common Stock), and (iii) the date that the total number of shares of our Class B Common Stock outstanding cease to represent at least 5% of all outstanding shares of our Common Stock. Following such conversion, each share of Class A Common Stock will have one vote per share and the rights of the holders of all outstanding Common Stock will be identical. Once converted into Class A Common Stock, the Class B Common Stock may not be reissued.
Preferred Stock
Our Board is authorized, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our Board may also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our Class A Common Stock and the voting and other rights of the holders of our Class A Common Stock and Class B Common Stock.

Anti-Takeover Provisions
The provisions of Delaware law, our Restated Certificate of Incorporation and our Amended and Restated Bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law (DGCL) regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:
•prior to the date of the transaction, the Board of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to the date of the transaction, the business combination is approved by the Board of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.
Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.
Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions
Our Restated Certificate of Incorporation and our Amended and Restated Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:
•Dual Class Common Stock. Our Restated Certificate of Incorporation provides for a dual class Common Stock structure pursuant to which holders of our Class B Common Stock will have the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A and Class B Common Stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. Holders of Class B Common Stock, including investors, executives, and employees, have the ability to exercise significant influence over those matters.
•Board of Directors Vacancies. Our Restated Certificate of Incorporation and Amended and Restated Bylaws authorize only our Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board is permitted to be set only by a resolution adopted by a majority vote of our entire Board. These provisions prevent a stockholder from increasing the size of our Board and then gaining control of our Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board but promotes continuity of management.
•Classified Board. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that our Board is classified into three classes of directors. The existence of a classified Board could discourage a third-party from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified Board.
•Directors Removed Only for Cause. Our Restated Certificate of Incorporation provides that stockholders may remove directors only for cause.
•Supermajority Requirements for Amendments of Our Restated Certificate of Incorporation and Amended and Restated Bylaws. Our Restated Certificate of Incorporation further provides that the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of voting stock are required to amend certain provisions of our Restated Certificate of Incorporation, including provisions relating to the classified Board, the size of the Board, removal of directors, special meetings, actions by written consent, and designation of our Preferred Stock. In addition, the affirmative vote of holders of 75% of the voting power of each of our Class A Common Stock and Class B Common Stock, voting separately by class, are required to amend the provisions of our Restated Certificate of Incorporation relating to the terms of our Class B Common Stock. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of voting stock are required to amend or repeal our Amended and Restated Bylaws, although our Amended and Restated Bylaws may be amended by a simple majority vote of our Board.
•Stockholder Action; Special Meeting of Stockholders. Our Restated Certificate of Incorporation provides that special meetings of our stockholders may be called only by a majority of our Board, the chairman of our Board, our lead independent director, or our chief executive officer. Our Restated Certificate of Incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock would not be able to amend our Amended and Restated Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Amended and Restated Bylaws. Further, our Amended and Restated Bylaws provide that special meetings of our stockholders may be called only by a majority of our Board, the chairman of our Board, our lead independent director, or our chief executive officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.
•Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Amended and Restated Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Amended and Restated Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
•No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Restated Certificate of Incorporation and Amended and Restated Bylaws do not provide for cumulative voting.
•Issuance of Undesignated Preferred Stock. Our Board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated Preferred Stock with rights and preferences, including voting rights, designated from time to time by our Board. The existence of authorized but unissued shares of Preferred Stock enables our Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.
•Choice of Forum. Section 22 of the Securities Act of 1933, as amended (Securities Act), creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our Amended and Restated Bylaws provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (Federal Forum Provision). Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. This choice of forum provision does not apply to claims that are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction.
Section 27 of the Securities Exchange Act of 1934, as amended (Exchange Act) creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.
Exchange Listing
Our Class A Common Stock is listed on NYSE under the symbol “ZUO.”
Transfer Agent and Registrar
The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, N.A.

SELLING SECURITYHOLDERS
On March 24, 2022 (Initial Closing Date), Zuora, Inc. (Zuora, we, us or the Company) sold $250 million aggregate principal amount of our 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 (Initial Notes), which were initially convertible into 12,500,000 shares of Zuora’s Class A Common Stock, par value $0.0001 (Class A Common Stock), and issued warrants (Warrants) to acquire up to 7,500,000 shares of Class A Common Stock, subject to adjustment upon a Make-Whole Fundamental Change (as defined in the Warrants) as further described below that may result in the Warrants being exercisable for up to an additional 5,762,500 shares of Class A Common Stock, for an aggregate total of 13,262,500 shares of Class A Common Stock. On September 22, 2023 (Subsequent Closing Date), we sold an additional $150 million aggregate principal amount of our 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029, which were initially convertible into 7,500,000 shares of Class A Common Stock (Additional Notes, and with the Initial Notes, Notes).
Upon a Make-Whole Fundamental Change, (a) the Notes may become convertible into up to an additional 7,479,160 shares of Class A Common Stock, for an aggregate total of 27,479,160 shares of Class A Common Stock underlying the Notes and (b) the Warrants may be exercisable for up to an additional 5,762,500 shares of Class A Common Stock, for an aggregate total of 13,262,500 shares of Class A Common Stock underlying the Warrants.
At our election, we may pay future PIK Interest on the Notes as described in the Indenture.
Each of the Notes and Warrants were issued in a series of transactions exempt from the registration requirements of the Securities Act. The Investment Agreement provides Silver Lake with certain registration rights with respect to the resale of the Notes, Warrants and shares of Class A Common Stock to be issued upon conversion of the Notes (if any) or exercise of the Warrants, respectively, subject to certain contractual limitations. Pursuant to the Investment Agreement, we have agreed to use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of such time as all registrable securities have (a) been sold in accordance with the plan of distribution disclosed in this prospectus or (b) otherwise cease to be outstanding.
For purposes of this prospectus, “Selling Securityholders” includes the securityholders listed below and, pursuant to the Investment Agreement, their permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the Selling Securityholders’ interests. Our registration of the Notes, Warrants and shares of Class A Common Stock to be issued upon conversion of the Notes or exercise of the Warrants does not necessarily mean that the Selling Securityholders will sell all or any of such Notes, Warrants or Class A Common Stock. The following table sets forth certain information as of February 29, 2024 concerning the Notes, Warrants and shares of Class A Common Stock to be issued upon conversion of the Notes or exercise of the Warrants that may be offered from time to time by each Selling Securityholder with this prospectus. The information is based on information provided by or on behalf of the Selling Securityholders. In the table below, the number of shares of Class A Common Stock that may be offered pursuant to this prospectus is calculated based on (i) with respect to the Notes, the initial conversion rate of 50.0000 shares of Class A Common Stock per $1,000 aggregate principal amount of Notes and (ii) with respect to the Warrants, one share of Common Stock per share underlying the Warrants. The number of shares of Class A Common Stock issuable upon conversion of the Notes or exercise of the Warrants is subject to adjustment under certain circumstances described in the Indenture or Warrants, respectively. Information about the Selling Securityholders may change over time. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Notes since the date on which they provided us with information regarding their Notes. Any changed or new information given to us by the Selling

Securityholders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Name	Principal Amount of Notes Beneficially Owned and Offered Hereby(1)	Number of Warrants Beneficially Owned and Offered Hereby(2)	Number of Shares of Class A Common Stock Beneficially Owned and Offered Hereby(3)	Percentage of Shares of Class A Common Stock Beneficially Owned and Offered Hereby(4)
SLA Zurich Holdings, L.P. (5)	$400,000,000	—	27,479,160	15.4%
SLA Zurich Aggregator, L.P. (5)	—	13,262,500	13,262,500	7.4%
Totals	$400,000,000	13,262,500	40,741,660
__________________
(1)The Notes consist of $400,000,000 principal amount of our 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029.
(2)The Warrants consist of (i) warrants to purchase up to 2,500,000 shares of Class A Common Stock exercisable at $20.00 per share, provided, that, upon a Make-Whole Fundamental Change (as defined in the Warrants) the warrants may be exercisable for up to an additional 1,652,500 shares of Class A Common Stock, (ii) warrants to purchase up to 2,500,000 shares of Class A Common Stock exercisable at $22.00 per share provided, that, upon a Make-Whole Fundamental Change (as defined in the Warrants) the warrants may be exercisable for up to an additional 1,917,500 shares of Class A Common Stock and (iii) warrants to purchase up to 2,500,000 shares of Class A Common Stock exercisable at $24.00 per share provided, that, upon a Make-Whole Fundamental Change (as defined in the Warrants) the warrants may be exercisable for up to an additional 2,192,500 shares of Class A Common Stock. The number of Warrants beneficially owned and offered hereby assumes the maximum number shares of Class A Common Stock issuable upon exercise of the Warrants, including 5,762,500 shares that may be issuable upon a Make-Whole Fundamental Change.
(3)Assumes the maximum number of shares of Class A Common Stock issuable upon conversion of the Notes and exercise of the Warrants.
(4)The percentage reflects 137,793,733 shares of Class A Common Stock outstanding as of February 29, 2024 and gives effect to the total number of shares of Class A Common Stock beneficially owned by the Selling Securityholders.
(5)SLA Zurich GP, L.L.C. is the general partner of SLA Zurich Holdings, L.P. SL Alpine II Aggregator GP, L.L.C. is the sole member of SLA Zurich GP, L.L.C. and the general partner of SLA Zurich Aggregator, L.P. Silver Lake Alpine Associates II, L.P. is the managing member of SL Alpine II Aggregator GP, L.L.C. SLAA II (GP), L.L.C. is the general partner of Silver Lake Alpine Associates II, L.P. Silver Lake Group, L.L.C. is the managing member of SLAA II (GP), L.L.C. The address for each of the entities referenced above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, California 94025.
Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including director positions with us and the Investment Agreement), none of the Selling Securityholders has, or within the last three years has had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

PLAN OF DISTRIBUTION
The Selling Securityholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the Notes, Warrants or shares of Class A Common Stock underlying the Notes and Warrants (collectively, Securities) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. The Selling Securityholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Securities covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of Securities. The Selling Securityholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The Selling Securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the Selling Securityholders in one or more types of transactions, which may include:
•purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Securities for whom they may act as agent;
•one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•ordinary brokerage transactions or transactions in which a broker solicits purchases;
•purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;
•the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities, and, in the case of any collateral call or default on such loan or obligation, pledges or sales of Securities by such pledgees or secured parties;
•short sales or transactions to cover short sales relating to the Securities;
•one or more exchanges or over the counter market transactions;
•through distribution by a Selling Securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);
•privately negotiated transactions;
•the writing of options, whether the options are listed on an options exchange or otherwise;
•distributions to creditors and equity holders of the Selling Securityholders; and
•any combination of the foregoing, or any other available means allowable under applicable law.
A Selling Securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

The Selling Securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell Securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in our Class A Common Stock. The third parties also may use shares of our Class A Common Stock received under those sale, forward sale or derivative arrangements or shares of our Class A Common Stock pledged by the Selling Securityholder or borrowed from the Selling Securityholders or others to settle such third-party sales or to close out any related open borrowings of our Class A Common Stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as may be required. In addition, the Selling Securityholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell securities short and redeliver Securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers which require the delivery of Securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such Securities pursuant to this prospectus. The Selling Securityholders also may loan or pledge Securities, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our Securities or the Selling Securityholders’ Securities or in connection with the offering of other securities not covered by this prospectus.
To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The Selling Securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the Selling Securityholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate in the resales.
In connection with sales of Securities covered hereby, the Selling Securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the Selling Securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the Selling Securityholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling Securityholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NYSE in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and the Selling Securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the Selling Securityholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the Selling Securityholders or their affiliates in the ordinary course of business.
The Selling Securityholders will be subject to the applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities. In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a Selling Securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS – NOTES
The following is a summary of certain material U.S. federal income tax considerations of the purchase, ownership and disposition of the Notes and the shares of Class A Common Stock into which the Notes may be converted, as of the date of this prospectus. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (Code), applicable regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a Note or share of Class A Common Stock acquired pursuant to a conversion of such Note held as a capital asset by a beneficial owner who purchased such Note from the Selling Securityholder pursuant to this prospectus. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:
•tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities;
•tax consequences to persons holding Notes or Class A Common Stock received upon conversion of the Notes as a part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell Notes or Class A Common Stock received upon conversion of the Notes under the constructive sale provisions of the Code;
•tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;
•tax consequences to accrual-method taxpayers subject to special accounting rules under Section 451(b) of the Code;
•tax consequences to investors in pass-through entities;
•tax consequences to a holder who is a “controlled foreign corporation,” “passive foreign investment company” or “U.S. expatriate;”
•alternative minimum tax consequences, if any;
•any state, local or non-U.S. tax consequences;
•any Medicare net investment income tax consequences to non-U.S. holders; and
•estate or gift tax consequences, if any.
If an entity or arrangement, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes holds Notes or shares of Class A Common Stock received upon conversion of the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the Notes or shares of Class A Common Stock, you should consult your tax advisor.
THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES OR THE SHARES OF OUR CLASS A COMMON STOCK INTO WHICH THE NOTES ARE CONVERTIBLE ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

As used herein, the term “U.S. holder” means a beneficial owner of Notes or shares of Class A Common Stock received upon conversion of the Notes that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes) of Notes or shares of Class A Common Stock received upon conversion of the Notes that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
Consequences to U.S. Holders
Payments of Interest
Stated interest on a Note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.
The Notes were originally issued with OID for U.S. federal income tax purposes. The amount of OID at the time of the original issue of a Note was equal to the excess of the Note’s stated principal amount over its original issue price, which OID was allocated to each accrual period of the Note. The amount of OID allocable to an accrual period is equal to the excess of (1) the product of the “adjusted issue price” of the Note at the beginning of the accrual period and its yield to maturity (determined on the basis of a compounding assumption that reflects the length of the accrual period) over (2) the amount of any stated interest allocable to the accrual period. The “adjusted issue price” of a Note at the beginning of any accrual period is the sum of the issue price of the Note plus the amount of OID allocable to all prior accrual periods. The “yield to maturity” of a Note is the interest rate that, when used to compute the present value of all payments to be made on the Note, produces an amount equal to the issue price of the Note. Regardless of a U.S. holder’s method of accounting, a U.S. holder will be required to accrue OID on a constant yield basis and include such accruals in gross income as ordinary interest income in advance of the receipt of cash attributable to that income with respect to accrual periods occurring after such U.S. holder’s purchase of the Note. Under these rules, a U.S. holder will generally have to include in income increasingly greater amounts of OID in successive accrual periods. Holders may obtain information regarding the amount of the OID and the yield to maturity relating to the Notes by contacting our Corporate Secretary at Corporate Secretary, Zuora, Inc., 101 Redwood Shores Parkway, Redwood City, California 94065, or at (888) 976-9056.
If a U.S. holder’s initial tax basis in the Notes exceeds the Notes’ adjusted issue price as of the purchase date, but is less than or equal to the face amount of the Notes, such U.S. holder will be considered to have purchased the Notes at an “acquisition premium” equal to such excess. Under the acquisition premium rules, the amount of OID that such U.S. holder must include in its gross income with respect to such Notes for any taxable year (or portion thereof in which the U.S. holder holds the Note) will be reduced by the portion of the acquisition premium allocable to the period. Acquisition premium will be allocated proportionately to the inclusions of OID.
A U.S. holder may elect, subject to certain limitations, to include all interest that accrues on a Note in gross income on a constant yield basis. For purposes of this election, interest includes stated interest and OID. When applying the constant yield method to a Note for which this election has been made, the issue price of the Note will equal such U.S. holder’s basis in the Note immediately after its acquisition and the issue date of the Note will be the date of its acquisition by such holder. This election generally will apply only to the Note with respect to which it is made and may not be revoked without the consent of the Internal Revenue Service (IRS).
Additional Amounts
We may be required to make additional payments on a Note as described above under “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “Description of Notes-Events of Default.” Due to a lack of relevant authority regarding certain of these payments, the applicability to the Notes of U.S. Treasury Regulations governing contingent payment debt instruments is uncertain. In particular, the effect of the interest make-whole payment described in “Description of Notes-Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” on the tax treatment of the Notes is unclear. We intend to take the position that the possibility of such payments is remote, and therefore we do not intend to treat the Notes as subject to the special rules governing contingent payment debt instruments under the applicable U.S. Treasury Regulations as a result of the possibility that such payments may be made. Our determination in this regard, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position. If the IRS takes a position contrary to that described above, holders of the Notes may be required to accrue interest income based upon a “comparable yield” (as defined in the U.S. Treasury Regulations) determined at the time of issuance of the Notes (which yield would be higher than the stated interest on the Notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any gain realized on the sale or other taxable disposition of the Notes or upon conversion of the Notes would be treated as ordinary income rather than as capital gain. Holders of the Notes should consult their own tax advisors regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.
Market Discount
A U.S. holder that purchases a Note from the Selling Securityholders pursuant to this prospectus for an amount that is less than its revised issue price (as defined in Section 1278 of the Code), may be treated as acquiring such Note with “market discount.” Subject to a de minimis exception, the “market discount” on a Note will equal the amount, if any, by which its revised issue price exceeds the U.S. holder’s adjusted tax basis in the Note immediately after its acquisition.
If a U.S. holder acquires a Note at a market discount and does not elect to include market discount in income as it accrues, such U.S. holder will generally be required to treat any principal payment on or gain recognized on a sale, exchange or other taxable disposition of the Note as ordinary income to the extent of accrued market discount on such Note at the time of such principal payment or sale, exchange or other taxable disposition. In addition, such U.S. holder may be required to include accrued market discount in income upon a disposition of a Note in certain otherwise non-taxable transactions as if such U.S. holder sold the Note for its fair market value. A U.S. holder that acquires a Note at a market discount and does not elect to include market discount in income as it accrues, may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the Note until maturity or until a taxable disposition of the Note.
A U.S. holder may elect to include market discount in income on a current basis as it accrues over the remaining term of the Note (on either a ratable or constant-yield method). Once made, this election applies to all market discount obligations acquired by such U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder makes such an election, the rules described above which treat gain realized on a Note as ordinary income to the extent of accrued market discount and require deferral of certain interest deductions will not apply. The market discount rules are complex and U.S. holders should consult their own tax advisors regarding the application of these rules to their investment in the Notes and the election to include market discount in income on a current basis, including with respect to the application of the market discount rules following a conversion of Notes into shares of Class A Common Stock.
Generally, upon conversion of a Note acquired at a market discount into shares of Class A Common Stock, any market discount not previously included in income (including as a result of the conversion) will carry over to the common shares received in exchange for the Note. Any such market discount that is carried over to shares of Class A Common Stock received upon conversion will be taxable as ordinary income upon the sale or other disposition of such shares of Class A Common Stock (including a deemed sale or disposition of a fractional share of Class A Common Stock pursuant to a conversion). U.S. holders holding Notes acquired with a market discount should consult their own tax advisors as to the particular tax consequences to them of conversion of a Note for cash and Class A Common Stock.
Amortizable Bond Premium
If a U.S. holder acquires a Note for an amount that is greater than the sum of all amounts payable on the Note after the acquisition date other than payments of stated interest (generally, the Note’s principal amount), such U.S. holder generally will be considered to have acquired the Note with “amortizable bond premium.” For purposes of determining the amount of any amortizable bond premium on a Note, the purchase price for the Note is reduced by the amount of the portion of the purchase price attributable to the Note’s conversion feature. In general, the amortizable bond premium with respect to a Note will be equal to the excess, if any, of (1) the U.S. holder’s adjusted tax basis in the Note immediately after its acquisition reduced by an amount equal to the value of the Note’s conversion feature over (2) the Note’s principal amount. A U.S. holder may elect to amortize such premium over the remaining term of the Note using a constant yield method. A U.S. holder generally may use the amortizable bond premium allocable to an accrual period to offset stated interest otherwise required to be included in income with respect to the Note in that accrual period under the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Once made, an election to amortize bond premium applies to all debt obligations held as of the beginning of the taxable year to which such election applies or subsequently acquired by such U.S. holder and may not be revoked without the consent of the IRS.
Sale, Exchange, Repurchase or Other Taxable Disposition of Notes
Except as provided below under “—Conversion of Notes,” a U.S. holder will generally recognize capital gain or loss upon the sale, repurchase or other taxable disposition of a Note, equal to the difference between the sum of the cash plus the fair market value of any other property received upon such disposition (excluding any amount attributable to accrued but unpaid interest, which will be treated as described above under “—Payments of Interest”) and such U.S. holder’s adjusted tax basis in the Note plus the amount, if any, included in income by the U.S. holder as OID, as market discount or on an adjustment to the conversion rate of the Note, as described in “—Constructive Distributions” below and reduced by any premium that the U.S. holder amortized with respect to the Note and any payments received on the Note other than stated interest. A U.S. holder’s tax basis in a Note will generally be equal to the amount that the U.S. holder paid for the Note or, in the case of Notes acquired in the same transaction as Warrants or other property rights, the amount of the purchase price allocable to the Note. If, at the time of the sale, exchange or other taxable disposition of the Note, a U.S. holder held the Note for more than one year, such gain or loss will be long-term capital gain or loss (unless such gain is treated as ordinary income based on the application of the market discount rules discussed above). Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.

Conversion of Notes
If a U.S. holder presents a Note for conversion, the U.S. holder will receive Class A Common Stock (and cash in lieu of a fractional share) in exchange for the Note upon conversion, and such U.S. holder generally will not recognize gain or loss upon the conversion of the Note into Class A Common Stock except to the extent of (1) cash received in lieu of a fractional share and (2) the fair market value of Class A Common Stock attributable to accrued and unpaid interest (which will be treated as described above), subject to the discussion under “—Constructive Distributions” below regarding the possibility that an adjustment to the conversion rate of a Note converted in connection with a Fundamental Change may be treated as a taxable stock dividend and subject to the market discount discussion under “—Market Discount” above. The tax basis of shares of Class A Common Stock received upon a conversion (including any fractional share deemed to be received by the U.S. holder but excluding shares attributable to accrued and unpaid interest, the tax basis of which will equal their fair market value) will equal the adjusted tax basis of the Note that was converted. A U.S. holder’s tax basis in a fractional share of our Class A Common Stock will be determined by allocating such holder’s tax basis in the shares of our Class A Common Stock between the shares of our Class A Common Stock actually received and the fractional share of our Class A Common Stock deemed received upon conversion, in accordance with their respective fair market values. The U.S. holder’s holding period for the shares of Common Stock will include the period during which the U.S. holder held the Notes, except that the holding period of any shares received with respect to accrued and unpaid interest will commence on the day after the date of receipt.
Cash received in lieu of a fractional share of our Class A Common Stock upon a conversion of a Note should be treated as a payment in exchange for the fractional share of our Class A Common Stock. Accordingly, the receipt of cash in lieu of a fractional share of our Class A Common Stock should generally result in capital gain or loss (unless such gain is treated as ordinary income based on the application of the market discount rules discussed above), measured by the difference, if any, between the cash received for the fractional share of our Class A Common Stock and a U.S. holder’s tax basis allocable to such fractional share of our Class A Common Stock, as described above.
A U.S. holder that converts a Note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in “Description of Notes—Conversion Rights,” should consult its own tax advisor concerning the appropriate treatment of such payments. As described in “Description of Notes—Conversion Rights,” our delivery of shares of Class A Common Stock and if applicable, cash in lieu of any fractional share of Class A Common Stock, will be deemed to satisfy our obligation with respect to accrued and unpaid interest on the Notes.
Possible Effect of the Change in Conversion Consideration after a Change in Control
In the event we undergo certain events described under “Description of Notes—Conversion Rights—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales,” the conversion rate and the related conversion consideration may be adjusted such that a U.S. holder would be entitled to convert its Notes into the shares, property or assets described in such section. Depending on the facts and circumstances at the time of such event, such adjustment may result in a deemed exchange of the outstanding Notes, which may be a taxable event for U.S. federal income tax purposes. A U.S. holder should consult its tax advisor regarding the U.S. federal income tax consequences of such an adjustment.
Distributions
Distributions, if any, made on our Class A Common Stock to a U.S. holder (other than certain distributions of our stock or rights to acquire our stock) generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied.

Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in the Class A Common Stock and thereafter as capital gain from the sale or exchange of such Class A Common Stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.
Constructive Distributions
The conversion rate of the Notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Certain of the possible conversion rate adjustments provided in the Notes (including, without limitation, adjustments in respect of taxable dividends to holders of our Class A Common Stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such adjustments. In addition, an adjustment to the conversion rate in connection with a Make-Whole Fundamental Change may be treated as a deemed distribution. Any deemed distributions will generally be taxable as a dividend, return of capital, or capital gain as described in “—Distributions” above. However, U.S. holders should consult with their own tax advisors as to whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received and whether corporate U.S. holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), such backup withholding may be set off against payments of cash and Class A Common Stock payable on the Notes (or, in certain circumstances, against any payments on the Class A Common Stock). Generally, a U.S. holder’s adjusted tax basis in a Note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the Notes.
Sale, Certain Redemptions or Other Taxable Dispositions of Class A Common Stock
Upon the sale, certain redemptions or other taxable dispositions of our Class A Common Stock, a U.S. holder generally will recognize capital gain or loss (subject to the application of the market discount rules discussed above) equal to the difference between (1) the amount of cash and the fair market value of all other property received upon such disposition and (2) the U.S. holder’s tax basis in the Class A Common Stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the Class A Common Stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to reduced rates of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.
Medicare Tax on Net Investment Income
Generally, a 3.8% Medicare contribution tax is imposed on the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. Interest and dividends received (or deemed to be received) by holders of the Notes and our Class A Common Stock and capital gains from the sale or other disposition of Notes or Class A Common Stock generally will constitute net investment income and be subject to the 3.8% tax. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to them.

Consequences to Non-U.S. Holders
Payments of Interest
Subject to the discussions of backup withholding and foreign accounts, below, U.S. federal income tax and the 30% U.S. federal withholding tax will not be applied to any payment of interest on a Note to a non-U.S. holder provided that:
•such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;
•the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;
•the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and
•(1) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form)) or (2) the non-U.S. holder holds the Notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediaries or foreign partnerships satisfy the certification requirements of applicable U.S. Treasury Regulations.
Special Certification Rules for Non-U.S. Pass-Through Entity Holders
If a non-U.S. holder cannot satisfy the requirements described above, payments of interest (including any accrued OID) will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding (including any accrued OID) under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includible in the non-U.S. holder’s gross income. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.
Dividends and Constructive Distributions
Any dividends paid to a non-U.S. holder with respect to the shares of Class A Common Stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see “Consequences to U.S. Holders-Constructive Distributions” above) will be subject to withholding tax at a 30% rate or, if applicable certification requirements are timely satisfied, such lower rate as may be specified by an applicable income tax treaty as provided for in the certification. However, dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or a U.S. fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or at corporate rates, as applicable. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes are paid on behalf of a non-U.S. holder, those withholding taxes may be set off against payments of cash and Class A Common Stock payable on the Notes (or, in certain circumstances, against any payments on the Class A Common Stock).
A non-U.S. holder of shares of Class A Common Stock who wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Sale, Exchange, and Repurchases, Conversion or Other Taxable Dispositions of Notes or Shares of Class A Common Stock
Subject to the discussions of backup withholding and foreign accounts below, any gain recognized by a non-U.S. holder on the sale, exchange, and repurchase or other taxable disposition of a Note or Class A Common Stock will not be subject to U.S. federal income tax unless:
•that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base);
•the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•we are or have been a “U.S. real property holding corporation” (USRPHC) for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of the Notes or Class A Common Stock, as the case may be.
If a non-U.S. holder’s gain is described in the first bullet point above, such holder will be subject to tax at regular graduated U.S. federal income tax rates on the net gain recognized, generally in the same manner as if such holder were a U.S. holder. If a non-U.S. holder is a foreign corporation that recognizes gain described in the first bullet point above, such holder may also be subject to the branch profits tax equal to 30% (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) of its effectively connected earnings and profits. If a non-U.S. holder is described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain recognized (which gain may be offset by certain U.S.-source capital losses), even though the holder is not considered a resident of the United States. Any amounts (including Class A Common Stock) which a non-U.S. holder receives on a sale, exchange, repurchase, conversion or other taxable disposition of a Note which are attributable to accrued and unpaid interest will be taxable as interest and subject to the rules described above under “Consequences to Non-U.S. Holders—Payments of Interest.”
In general, we would be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business anytime within the preceding five-year period. We believe that we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, there can be no assurance that we will not become a USRPHC in the future.

Information Reporting and Withholding
U.S. Holders
Information reporting requirements generally will apply to payments of interest on the Notes (including any accrued OID and any special interest that we may be required to pay under circumstances described above under “Description of Notes—Events of Default”) and dividends on shares of Class A Common Stock (including constructive dividends deemed paid) and to the proceeds of a sale of a Note or share of Class A Common Stock paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.
Non-U.S. Holders
Generally, we (or an applicable withholding agent) must report annually to the IRS and to non-U.S. holders the amount of interest (including any accrued OID and any special interest that we may be required to pay under circumstances described above under “Description of Notes—Events of Default”) and dividends paid to non-U.S. holders (including constructive dividends deemed paid) and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make, provided the certification requirements described above in the last bullet point under “Consequences to Non—U.S. Holders-Payments of Interest” have been met (and we (or an applicable withholding agent) do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient). In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a Note or share of Class A Common Stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the certification requirements described above have been met (and we and the relevant financial intermediaries do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient) or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.
Foreign Accounts
The Foreign Account Tax Compliance Act (FATCA) imposes withholding at a 30% rate on certain types of “withholdable payments” (including interest, accrued OID or constructive dividends paid on debt instruments and dividends and constructive dividends paid on stock in a U.S. corporation) made to a “foreign financial institution” or to a “non-financial foreign entity” (all as defined in the Code) (whether such foreign financial institution or non-financial foreign entity is the beneficial owner or an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities (as defined in applicable U.S. Treasury Regulations), annually report certain information about such accounts and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign governments may enter into an agreement with the IRS to implement FATCA in a different manner. Under proposed U.S. Treasury regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, FATCA withholding tax will not apply to gross proceeds from the sale or disposition of our Class A Common Stock.
Prospective investors should consult their tax advisors regarding the application of FATCA to the purchase, ownership, and disposition of the Notes or the shares of our Class A Common Stock into which the Notes are convertible.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS – WARRANTS
The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Common Stock and the exercise, disposition and lapse of our Warrants. The Class A Common Stock and the Warrants are referred to collectively herein as our warrant securities. All prospective holders of our warrant securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our warrant securities.
This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (Code), applicable regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with warrant securities held as capital assets by a beneficial owner who purchased such warrant securities from the Selling Securityholder pursuant to this prospectus. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:
•tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities;
•tax consequences to persons holding warrant securities as a part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell warrant securities under the constructive sale provisions of the Code;
•tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;
•tax consequences to accrual-method taxpayers subject to special accounting rules under Section 451(b) of the Code;
•tax consequences to investors in pass-through entities;
•tax consequences to a holder who is a “controlled foreign corporation,” “passive foreign investment company” or “U.S. expatriate;”
•alternative minimum tax consequences, if any;
•any state, local or non-U.S. tax consequences;
•any Medicare net investment income tax consequences to non-U.S. holders; and
•estate or gift tax consequences, if any.
If an entity or arrangement, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes holds warrant securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding warrant securities, you should consult your tax advisor.
THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE WARRANT SECURITIES ARISING UNDER U.S. FEDERAL

ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
As used herein, the term “U.S. holder” means a beneficial owner of warrant securities that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes) of warrant securities that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
Consequences to U.S. Holders
Distributions
Distributions, if any, made on our Class A Common Stock to a U.S. holder (other than certain distributions of our stock or rights to acquire our stock) generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in the Class A Common Stock and thereafter as capital gain from the sale or exchange of such Class A Common Stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.
Sale, Certain Redemptions or Other Taxable Dispositions of Class A Common Stock
Upon the sale, certain redemptions or other taxable dispositions of our Class A Common Stock, a U.S. holder generally will recognize capital gain or loss (subject to the application of the market discount rules discussed above) equal to the difference between (1) the amount of cash and the fair market value of all other property received upon such disposition and (2) the U.S. holder’s tax basis in the Class A Common Stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the Class A Common Stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to reduced rates of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.
Medicare Tax on Net Investment Income
Generally, a 3.8% Medicare contribution tax is imposed on the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. Interest and dividends received (or deemed to be received) by holders of the Notes and our Class A Common Stock and capital gains from the sale or other disposition of Notes or Class A Common Stock generally will constitute net investment income and be subject to the 3.8% tax. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to them.
Exercise of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. holder’s initial tax basis in the share of our Class A Common Stock received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. holder’s holding period for the Class A Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. holder held the Warrants.
In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the Class A Common Stock received upon exercise of the Warrant.
Sale, Exchange, Redemption or Expiration of a Warrant
Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. holder’s adjusted tax basis in the Warrant. A U.S. holder’s adjusted tax basis in its Warrants generally will equal the U.S. holder’s acquisition cost of the Warrant, increased by the amount of any constructive distributions included in income by such U.S. holder (as described below under “Certain Material U.S. Federal Income Tax Considerations—Warrants—Tax Considerations Applicable to U.S. Holders—Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. holder for more than one year at the time of such disposition or expiration.
If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. The deductibility of capital losses is subject to certain limitations.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Warrants.” An adjustment which has the effect of preventing dilution pursuant to a bona fide reasonable adjustment formula generally should not be a taxable event. Certain of the possible adjustments provided in the Warrants (including, without limitation, adjustments in respect of taxable dividends to holders of our Class A Common Stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such adjustments. In addition, an adjustment in connection with a Make-Whole Fundamental Change to the number of shares of our Class A Common Stock issuable upon exercise of a Warrant may be treated as a deemed distribution. Any deemed distributions will generally be taxable as a dividend, return of capital, or capital gain as described in “—Distributions” above. However, U.S. holders should consult with their own tax advisors as to whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received and whether corporate U.S. holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), such backup withholding may be set off against any amounts otherwise payable in respect of such Warrant, any Warrant Shares otherwise required to be issued upon the exercise of such Warrant or any amounts otherwise payable in respect of Warrant Shares received upon the exercise of such Warrant, or the U.S. holder in respect of whom such deduction or withholding was made may be required to reimburse us for such amounts. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the Warrants.
Tax Considerations Applicable to Non-U.S. Holders
Distributions
In general, any distributions (including constructive distributions) we make to a non-U.S. holder of shares on our Class A Common Stock, to the extent paid or deemed paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Because a constructive dividend deemed received by a non-U.S. holder (as described below under “Certain Material U.S. Federal Income Tax Considerations—Warrants—Non-U.S. holders—Possible Constructive Distributions”) would not give rise to any cash from which any applicable withholding could be satisfied, if such withholding is paid on behalf of a non-U.S. holder, such withholding may be set off against any amounts otherwise payable in respect of such Warrant, any Warrant Shares otherwise required to be issued upon the exercise of such Warrant or any amounts otherwise payable in respect of Warrant Shares received upon the exercise of such Warrant, or the non-U.S. holder in respect of whom such deduction or withholding was made may be required to reimburse us for such amounts. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “Certain Material U.S. Federal Income Tax Considerations—Warrants —Tax Considerations Applicable to Non-U.S. holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.
Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. holders. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of a Warrant
The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. holder, as described under “Certain Material U.S. Federal Income Tax Considerations—Warrants—Tax Considerations Applicable to Non-U.S. Holders—Tax Considerations Applicable to U.S. Holders—

Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. holder would be the same as those described below in “Tax Considerations Applicable to Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”
Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants
A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock or Warrants or an expiration or redemption of our Warrants, unless:
•the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);
•the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our Class A Common Stock or Warrants and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A Common Stock. These rules may be modified as applied to the Warrants. There can be no assurance that our Class A Common Stock will or will not be treated as regularly traded on an established securities market for this purpose.
Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above generally will be subject to a flat 30% U.S. federal income tax. Non-U.S. holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a non-U.S. holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation; however, there can be no assurance in this regard. Non-U.S. holders are urged to consult their tax advisors regarding the application of these rules.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Warrants.” An adjustment which has the effect of preventing dilution pursuant to a bona fide reasonable adjustment formula generally should not be a taxable event. Certain of the possible adjustments provided in the Warrants (including, without limitation, adjustments in respect of taxable dividends to holders of our Class A Common Stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a non-U.S. holder will be deemed to have received a distribution even though the non-U.S. holder has not received any cash or property as a result of such adjustments. In addition, an adjustment in connection with a Make-Whole Fundamental Change to the number of shares of our Class A Common Stock issuable upon exercise of a Warrant may be treated as a deemed distribution. Any deemed distributions will generally be taxable as a dividend, return of capital, or capital gain as described in “—Distributions” above. A non-U.S. holder would be subject to U.S. federal income tax withholding as described above under “Certain Material U.S. Federal Income Tax Considerations—Warrants—Tax Considerations Applicable to Non-U.S. Holders—Distributions” under that section in the same manner as if such non-U.S. holder received a cash distribution from us on Class A Common Stock equal to the fair market value of such increased interest.
Information Reporting and Withholding
U.S. Holders
Information reporting requirements generally will apply to payments of dividends (including constructive dividends deemed paid) and to the proceeds of a sale of warrant securities paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.
Non-U.S. Holders
Generally, we (or an applicable withholding agent) must report annually to the IRS and to non-U.S. holders the amount of dividends paid to non-U.S. holders (including constructive dividends deemed paid) and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends that we make, provided the certification requirements described above in the last bullet point under “Consequences to Non-U.S. Holders—Taxation of Distributions” have been met (and we (or an applicable withholding agent) do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient). In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of warrant securities within the United States or conducted through certain U.S.-related financial intermediaries, unless the certification requirements described above have been met (and we and the relevant financial intermediaries do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient) or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.
Foreign Accounts
The Foreign Account Tax Compliance Act (FATCA) imposes withholding at a 30% rate on certain types of “withholdable payments” (including interest, accrued OID or constructive dividends paid on debt instruments and dividends and constructive dividends paid on stock in a U.S. corporation) made to a “foreign financial institution” or to a “non-financial foreign entity” (all as defined in the Code) (whether such foreign financial institution or non-financial foreign entity is the beneficial owner or an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities (as defined in applicable U.S. Treasury Regulations), annually report certain information about such accounts and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign governments may enter into an agreement with the IRS to implement FATCA in a different manner. Under proposed U.S. Treasury regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, FATCA withholding tax will not apply to gross proceeds from the sale or disposition of our Class A Common Stock.
Prospective investors should consult their tax advisors regarding the application of FATCA to the purchase, ownership, and disposition of the warrant securities.
THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF HOLDING, EXERCISING, SELLING, OR DISPOSING OF WARRANT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

VALIDITY OF SECURITIES
The validity of the securities being offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Zuora, Inc. as of January 31, 2024 and 2023, and for each of the years in the three-year period ended January 31, 2024, have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following sets forth the costs and expenses, all of which will be paid by the registrant, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

Registration Fee	$100,672
Legal Fees and Expenses	100,000
Trustee Fees and Expenses	1,500
Miscellaneous Fees and Expenses*	5,000
Total	$207,172
__________________
*Estimate
Item 15. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (DGCL), authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by Section 102(b)(7) of the DGCL, the registrant’s restated certificate of incorporation (Restated Certificate of Incorporation) contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director to the fullest extent permitted by law.
The amended and restated bylaws (Amended and Restated Bylaws) require the registrant to indemnify its directors and officers to the maximum extent not prohibited by the DGCL and allow the registrant to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, the registrant’s amended and restated bylaws also require the registrant to advance expenses incurred by its directors and officers for the defense of any action for which indemnification is required or permitted.
The registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Amended and Restated Bylaws and to provide additional procedural protections. The indemnification provisions in the Amended and Restated Bylaws and the indemnification agreements entered into or to be entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and executive officers for liabilities arising under the Securities Act of 1933, as amended (Securities Act).
The registrant believes that provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws, and indemnification agreements are necessary to attract and retain qualified directors, officers, and key employees. The registrant also maintains directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in the Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the registrant pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers, or persons controlling us, the registrant has been informed that, in the opinion of the Securities and Exchange Commission (SEC), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits
The following Exhibits are filed as part of this registration statement:

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Restated Certificate of Incorporation of Zuora, Inc., as amended	10-Q	001-38451	3.1	June 13, 2018

3.2	Amended and Restated Bylaws of Zuora, Inc.	8-K	001-38451	3.1	May 5, 2020

4.1	Indenture, dated as of March 24, 2022, by and between Zuora, Inc. and U.S. Bank Trust Company, National Association, as trustee (including the form of 3.95% Convertible Senior Notes due 2029)	8-K	001-38451	10.2	March 25, 2022

4.2	First Supplemental Indenture, dated September 22, 2023, by and between U.S. Bank Trust Company, National Association, as trustee. and the Registrant	10-Q	001-38451	4.1	December 7, 2023

4.3	Form of Class A Common Stock Certificate of Zuora, Inc.	S-1	333-223722	4.1	March 16, 2018

4.4	Form of Warrant	8-K	001-38451	10.3	March 25, 2022

4.5	Form of 3.95% / 5.50% Convertible Senior PIK Notes Due 2029 (included in Exhibit 4.1)	8-K	001-38451	10.2	March 25, 2022

5.1	Opinion of Fenwick & West LLP					X

10.1	Investment Agreement, dated as of March 2, 2022, by and among, inter alia, Zuora, Inc. and the other parties named therein, as amended	8-K	001-38451	10.1	March 2, 2022

10.2	Amendment No. 1 to the Investment Agreement, dated September 22, 2023, by and between Silver Lake and the Registrant	10-Q	001-38451	10.1	December 7, 2023

23.1	Consent of KPMG LLP					X

23.2	Consent of Fenwick & West LLP (included as part of Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page)					X

25.1	Form T-1 Statement of Eligibility of U.S. Bank Trust Company, National Association, to act as Trustee with respect to the Indenture dated as of March 24, 2022					X

107.1	Filing Fee Table					X

Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (Trust Act), in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 26th day of March, 2024.

ZUORA, INC.

By:	/s/ Tien Tzuo
Tien Tzuo
Chairman of the Board of Directors and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tien Tzuo and Todd McElhatton, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tien Tzuo	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 26, 2024
Tien Tzuo

/s/ Todd McElhatton	Chief Financial Officer (Principal Financial Officer)	March 26, 2024
Todd McElhatton

/s/ Matthew Dobson	Chief Accounting Officer (Principal Accounting Officer)	March 26, 2024
Matthew Dobson

/s/ Omar Abbosh	Director	March 26, 2024
Omar Abbosh

/s/ Sarah Bond	Director	March 26, 2024
Sarah Bond

/s/ Laura A. Clayton	Director	March 26, 2024
Laura A. Clayton

/s/ Kenneth A. Goldman	Director	March 26, 2024
Kenneth A. Goldman

/s/ Timothy Haley	Director	March 26, 2024
Timothy Haley

/s/ Joseph Osnoss	Director	March 26, 2024
Joseph Osnoss

/s/ Jason Pressman	Director	March 26, 2024
Jason Pressman

/s/ Amy Guggenheim Shenkan	Director	March 26, 2024
Amy Guggenheim Shenkan